                                                                EXHIBIT (17)(c)



                          THE MONEY MARKET PORTFOLIOS
                                 SERVICE CLASS


    The PNC(R) Fund (the "Fund") consists of twenty-six investment portfolios. This Prospectus relates to eight classes of shares ("Service Shares" or "Shares") representing interests in eight of those portfolios (collectively, the "Portfolios") with the following objectives:


        MONEY MARKET PORTFOLIO--to provide as high a level of current interest income as is consistent with maintaining liquidity and stability of principal. It pursues this objective by investing primarily in short-term, high quality, U.S. dollar-denominated money market instruments.

        MUNICIPAL MONEY MARKET PORTFOLIO--to provide as high a level of current interest income exempt from Federal income taxes as is consistent with maintaining liquidity and stability of principal. It pursues this objective by investing substantially all of its assets in a diversified portfolio of short-term obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia, and their political subdivisions, agencies, instrumentalities and authorities and tax-exempt derivative securities relating thereto ("Municipal Obligations").

        GOVERNMENT MONEY MARKET PORTFOLIO--to provide as high a level of current interest income as is consistent with maintaining liquidity and stability of principal. It pursues this objective by investing primarily in short-term U.S. Treasury bills, notes and other obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements relating to such obligations.

        OHIO MUNICIPAL MONEY MARKET PORTFOLIO--to seek as high a level of current income exempt from Federal and, to the extent possible, from Ohio income tax as is consistent with maintaining liquidity and stability of principal. It pursues this objective by investing primarily in short-term municipal obligations issued by the State of Ohio and its political subdivisions, agencies, instrumentalities and authorities and tax-exempt derivative securities relating thereto ("Ohio Municipal Obligations").

        PENNSYLVANIA MUNICIPAL MONEY MARKET PORTFOLIO--to seek as high a level of current income exempt from Federal and, to the extent possible, from Pennsylvania income tax as is consistent with maintaining liquidity and stability of principal. It pursues this objective by investing primarily in short-term municipal obligations issued by the Commonwealth of Pennsylvania and its political subdivisions, agencies, instrumentalities and authorities and tax-exempt derivative securities relating thereto ("Pennsylvania Municipal Obligations").

        NORTH CAROLINA MUNICIPAL MONEY MARKET PORTFOLIO--to seek as high a level of current interest income exempt from Federal and, to the extent possible, from North Carolina income tax as is consistent with maintaining liquidity and stability of principal. It pursues this objective by investing primarily in short-term municipal obligations issued by the State of North Carolina and its political subdivisions, agencies, instrumentalities and authorities and tax-exempt derivative securities relating thereto ("North Carolina Municipal Obligations").

        VIRGINIA MUNICIPAL MONEY MARKET PORTFOLIO--to seek as high a level of current income exempt from Federal and, to the extent possible, from Virginia income tax as is consistent with maintaining liquidity and stability of principal. It pursues this objective by investing primarily in short-term municipal obligations issued by the Commonwealth of Virginia and its political sub-divisions, agencies, instrumentalities and authorities and tax-exempt derivative securities relating thereto ("Virginia Municipal Obligations").


        NEW JERSEY MUNICIPAL MONEY MARKET PORTFOLIO--to seek as high a level of current income exempt from Federal and, to the extent possible, from New Jersey income tax as is consistent with maintaining liquidity and stability of principal. It pursues this objective by investing primarily in short-term municipal obligations issued by the State of New Jersey and its political subdivisions, agencies, instrumentalities and authorities and tax-exempt derivative securities relating thereto ("New Jersey Municipal Obligations").


    Service Shares are sold by the Fund's distributor to institutional investors ("Institutions") acting on behalf of their customers ("Customers"). These Customers, which may include individuals, trusts, partnerships and corporations, must maintain accounts (such as custody, trust or escrow accounts) with the Institutions. Service Shares are sold and redeemed at net asset value without any purchase or redemption charge imposed by the Fund, although the Institutions may receive compensation from the Fund for providing various shareholder services and may charge their customer accounts for services provided in connection with the purchase or redemption of Shares.


    Shares of the Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios are intended for residents of Ohio, Pennsylvania, North Carolina, Virginia and New Jersey, respectively.


    SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, PNC BANK, NATIONAL ASSOCIATION OR ANY OTHER BANK AND SHARES ARE NOT FEDERALLY INSURED BY, GUARANTEED BY, OBLIGATIONS OF OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENTS IN SHARES OF THE FUND INVOLVE INVESTMENTS RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED. THERE CAN BE NO ASSURANCE THAT THE PORTFOLIOS WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.


    This Prospectus contains information that a prospective investor needs to know before investing. Please keep it for future reference. A Statement of Additional Information currently dated July 24, 1995 has been filed with the Securities and Exchange Commission (the "SEC"). The current Statement of Additional Information may be obtained upon request free of charge from the Fund by calling (800) 422-6538. The Statement of Additional Information, as it may be supplemented from time to time, is incorporated by reference in this Prospectus.

--------------------------------------------------------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

PROSPECTUS                                                         July 24, 1995

                                 EXPENSE TABLE

ANNUAL FUND OPERATING EXPENSES FOR SERVICE SHARES AFTER FEE WAIVERS AS A PERCENTAGE OF DAILY NET ASSETS


                                                                                              NORTH                        NEW
                                                               OHIO        PENNSYLVANIA     CAROLINA      VIRGINIA       JERSEY
                                MUNICIPAL     GOVERNMENT     MUNICIPAL      MUNICIPAL       MUNICIPAL     MUNICIPAL     MUNICIPAL
                    MONEY         MONEY         MONEY          MONEY          MONEY           MONEY         MONEY         MONEY
                   MARKET        MARKET         MARKET        MARKET          MARKET         MARKET        MARKET        MARKET
                  PORTFOLIO     PORTFOLIO     PORTFOLIO      PORTFOLIO      PORTFOLIO       PORTFOLIO     PORTFOLIO     PORTFOLIO
                  ---------     ---------     ----------     ---------     ------------     ---------     ---------     ---------
Advisory
  fees(1)......        .06%          .06%          .06%           .06%           .06%            .06%          .05%          .05%
Other operating
  expenses.....        .52           .52           .52            .52            .52             .52           .53           .53
                       ---           ---           ---            ---            ---             ---           ---           ---
 Administration
    fees(1)....    .13          .11           .12            .10           .12              .05           .02           .02
  Shareholder
    servicing
    fee........    .15          .15           .15            .15           .15              .15           .15           .15
  Other
  expenses
  (1)(2).......    .24          .26           .25            .27           .25              .32           .36           .36
                   ---          ---           ---            ---           ---              ---           ---           ---
Total fund
  operating
  expenses.....        .58%          .58%          .58%           .58%           .58%            .58%          .58%          .58%
                       ===           ===           ===            ===            ===             ===           ===           ===


------------------

(1) Advisory fees are net of fee waivers of .38%, .39%, .39%, .39%, .39%, .39%,
    .40% and .40% and administration fees are net of waivers of .01%, .04%, .03%, .05%, .03%, .10%, .13% and .13% for the Money Market, Municipal Money Market, Government Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios, respectively. The investment adviser and the administrators are under no obligation to waive or continue waiving such fees, but have informed the Fund that they expect to waive or continue waiving such fees as necessary to maintain the Portfolios' total operating expenses during the current fiscal year at the levels set forth in the table. The expenses noted above under "Other expenses" are estimated based on the level of such expenses for the Fund's most recent fiscal year.


(2) Institutions may charge their clients additional fees for account services.

EXAMPLE

    An investor in Service Shares would pay the following expenses on a $1,000 investment, assuming (1) a 5% annual return and (2) redemption at the end of each time period:


                                                           ONE YEAR     THREE YEARS     FIVE YEARS     TEN YEARS
                                                           --------     -----------     ----------     ---------
Money Market Portfolio.................................       $6            $19            $ 32           $73
Municipal Money Market Portfolio.......................        6             19              32            73
Government Money Market Portfolio......................        6             19              32            73
Ohio Municipal Money Market Portfolio..................        6             19              32            73
Pennsylvania Municipal Money Market Portfolio..........        6             19              32            73
North Carolina Municipal Money Market Portfolio........        6             19              32            73
Virginia Municipal Money Market Portfolio..............        6             19              32            73
New Jersey Municipal Money Market Portfolio............        6             19             N/A           N/A



    The foregoing Expense Table and Example are intended to assist investors in understanding the expenses the Portfolios will pay. Investors bear these expenses since they reduce the amount of income paid by the Portfolios to investors as dividends. The information in the table for the Money Market, Municipal Money Market, Government Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market and Virginia Municipal Money Market Portfolios is based on the advisory fees, administration fees and other expenses payable after fee waivers by the particular Portfolio for the fiscal year ended September 30, 1994, as restated to reflect fees relating to the Service Plan and fees for other shareholder support activities borne by Service Shares and revised fee waivers. The table estimates fees, expenses, waivers and assets for the New Jersey Municipal Money Market Portfolio for the current fiscal year. Total operating expenses would have been .97%, 1.01%, 1.00%, 1.02%, 1.00%, 1.07%, 1.11% and 1.11%, for Service
Shares of the Money Market, Municipal Money Market, Government Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios, respectively, without such fee waivers and with fees relating to the Service Plan and fees for other shareholder support activities. See Footnote 1 to the Expense Table, "Financial Highlights--Background," "Management" and "Description of Shares" for a further description of operating expenses.


THE EXAMPLE SHOWN ABOVE SHOULD NOT BE CONSIDERED A REPRESENTATION OF FUTURE INVESTMENT RETURN OR OPERATING EXPENSES. ACTUAL INVESTMENT RETURN AND OPERATING EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                   BACKGROUND

     The Fund currently offers three classes of shares in each Portfolio--Service, Series A Investor and Institutional Shares--and a fourth class of shares in the Money Market Portfolio--Series B Investor Shares. The shares of each class in a Portfolio represent equal pro rata interests in such Portfolio, except that they bear different expenses which reflect the difference in the range of services provided to them. Under the Fund's Service Plan, Service Shares bear the expense of fees at an annual rate not to exceed .15% of the average daily net asset value of each Portfolio's outstanding Service Shares. Service Shares also bear the expense of a service fee at an annual rate not to exceed .15% of the average daily net asset value of each Portfolio's outstanding Service Shares for other shareholder support activities provided by service organizations. See "Management--Shareholder Servicing" for a description of the Service Plan and shareholder support activities. Series A Investor Shares bear the expense of the Fund's Distribution and Service Plan at an annual rate not to exceed .55% of the average daily net asset value of each Portfolio's outstanding Series A Investor Shares. Series B Investor Shares bear the expense of the Fund's Series B Distribution Plan and Series B Service Plan at annual rates not to exceed .75% and .25%, respectively, of the average daily net asset value of each Portfolio's outstanding Series B Investor Shares. See "Description of Shares" for a description of the Distribution and Service Plan, the Series B Distribution Plan and the Series B Service Plan. Institutional Shares bear no shareholder servicing or distribution fees.

     During periods in which fees relating to the Service Plan and shareholder support activities and to the Distribution and Service Plan were not charged to a Portfolio's Service Shares or Series A Investor Shares, respectively, the financial data in the tables below pertaining to Service Shares or Series A Investor Shares of such Portfolio are identical to the financial data relating to Institutional Shares of the Portfolio for such periods or to what such financial data would have been had Institutional Shares in the Portfolio been outstanding for such periods (except, in each case, for the number of Service and Series A Investor Shares outstanding).


     The SEC requires that this Prospectus contain Financial Highlights for each class of each Portfolio described herein. Because the public offering of Series A Investor Shares of the Virginia Municipal Money Market Portfolio and of Series B Investor Shares of the Money Market Portfolio had not commenced during the six month period ended March 31, 1995, the tables below present only information pertaining to Service Shares and Institutional Shares of the Virginia Municipal Money Market Portfolio and to Service Shares, Series A Investor Shares and Institutional Shares of the Money Market Portfolio. No shares of the New Jersey Municipal Money Market Portfolio were issued prior to the date of this Prospectus.



     Except for the financial data relating to the six month period ended March 31, 1995, the financial data included in the tables below has been derived from the financial statements incorporated by reference in the Statement of Additional Information and has been audited by Coopers & Lybrand, L.L.P., the Fund's independent accountants. This financial data should be read in conjunction with such financial statements. Further information about the performance of the Portfolios is available in the annual report to shareholders. Both the Statement of Additional Information and the annual report to shareholders may be obtained from the Fund free of charge by calling the number on the front cover of this Prospectus.

                                THE PNC(R) FUND

                              FINANCIAL HIGHLIGHTS
                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                       MONEY MARKET PORTFOLIO
                                            -----------------------------------------------------------------------------
                                                       INSTITUTIONAL
                                                           CLASS                                 SERVICE CLASS
                                            -----------------------------------       -----------------------------------


                                              FOR THE                  FOR THE          FOR THE
                                            SIX MONTHS                  PERIOD        SIX MONTHS
                                               ENDED         YEAR      8/2/93(1)         ENDED         YEAR        YEAR
                                              3/31/95       ENDED      THROUGH          3/31/95       ENDED       ENDED
                                            (UNAUDITED)    9/30/94     9/30/93        (UNAUDITED)    9/30/94     9/30/93
                                            -----------    --------    --------       -----------    --------    --------
Net asset value at beginning of period.....  $    1.00     $   1.00    $   1.00        $    1.00     $   1.00    $   1.00
                                            -----------    --------    --------       -----------    --------    --------
Income from investment operations
   Net investment income...................     0.0274       0.0359      0.0054           0.0259       0.0333      0.0274
   Net realized gain (loss) on
    investments............................         --           --          --               --           --          --
                                            -----------    --------    --------       -----------    --------    --------
      Total from investment operations.....     0.0274       0.0359      0.0054           0.0259       0.0333      0.0274
                                            -----------    --------    --------       -----------    --------    --------
Less distributions
   Distributions from net investment
    income.................................    (0.0274)     (0.0359)    (0.0054)         (0.0259)     (0.0333)    (0.0274)
   Distributions from net realized capital
    gains..................................         --           --          --               --           --          --
                                            -----------    --------    --------       -----------    --------    --------
      Total distributions..................    (0.0274)     (0.0359)    (0.0054)         (0.0259)     (0.0333)    (0.0274)
                                            -----------    --------    --------       -----------    --------    --------
Net asset value at end of period...........  $    1.00     $   1.00    $   1.00        $    1.00     $   1.00    $   1.00
                                             =========     ========    ========        =========     ========    ========
Total return...............................       2.77%        3.64%       0.54%            2.61%        3.37%       2.77%
Ratios/Supplemental data
   Net assets at end of period (in
    thousands).............................  $ 593,948     $502,972    $435,586        $ 605,220     $575,948    $415,328
   Ratios of expenses to average net assets
    After advisory/administration fee
      waivers..............................       0.25%(2)     0.25%       0.27%(2)         0.55%(2)     0.51%       0.59%
    Before advisory/administration fee
      waivers..............................       0.62%(2)     0.66%       0.38%(2)         0.92(2)      0.92%       0.70%
   Ratios of net investment income to
    average net assets
    After advisory/administration fee
      waivers..............................       5.51%(2)     3.64%       3.01%(2)         5.19%(2)     3.35%       2.73%
    Before advisory/administration fee
      waivers..............................       5.13%(2)     3.23%       2.90%(2)         4.82%(2)     2.95%       2.62%

                                                                      MONEY MARKET PORTFOLIO
                                             -------------------------------------------------------------------------
                                                                                                 SERIES A
                                                    SERVICE CLASS                             INVESTOR CLASS
                                             -------------------------------       -----------------------------------
                                                                     FOR THE          FOR THE                  FOR THE
                                                                      PERIOD        SIX MONTHS                  PERIOD
                                               YEAR        YEAR      10/4/89(1)        ENDED         YEAR      1/13/93(1)
                                              ENDED       ENDED      THROUGH          3/31/95       ENDED      THROUGH
                                             9/30/92     9/30/91     9/30/90        (UNAUDITED)    9/30/94     9/30/93
                                             --------    --------    --------       -----------    --------    --------
Net asset value at beginning of period.....  $   1.00    $   1.00    $   1.00        $    1.00     $   1.00    $   1.00
                                             --------    --------    --------       -----------    --------    --------
Income from investment operations
   Net investment income...................    0.0391      0.0645      0.0778           0.0249       0.0308      0.0188
   Net realized gain (loss) on
    investments............................        --          --          --               --           --          --
                                             --------    --------    --------       -----------    --------    --------
      Total from investment operations.....    0.0391      0.0645      0.0778           0.0249       0.0308      0.0188
                                             --------    --------    --------       -----------    --------    --------
Less distributions
   Distributions from net investment
    income.................................   (0.0391)    (0.0645)    (0.0778)         (0.0249)     (0.0308)    (0.0188)
   Distributions from net realized capital
    gains..................................        --          --          --               --           --          --
                                             --------    --------    --------       -----------    --------    --------
      Total distributions..................   (0.0391)    (0.0645)    (0.0778)         (0.0249)     (0.0308)    (0.0188)
                                             --------    --------    --------       -----------    --------    --------
Net asset value at end of period...........  $   1.00    $   1.00    $   1.00        $    1.00     $   1.00    $   1.00
                                             ========    ========    ========        =========     ========    ========
Total return...............................      4.05%       6.64%       8.07%            2.51%        3.12%       1.89%
Ratios/Supplemental data
   Net assets at end of period (in
    thousands).............................  $838,012    $637,076    $628,075        $   7,302     $  4,342    $     49
   Ratios of expenses to average net assets
    After advisory/administration fee
      waivers..............................      0.61%       0.62%       0.62%(2)         0.75%(2)     0.75%       0.67%(2)
    Before advisory/administration fee
      waivers..............................      0.66%       0.67%       0.70%(2)         1.12%(2)     1.16%       0.78%(2)
   Ratios of net investment income to
    average net assets
    After advisory/administration fee
      waivers..............................      3.86%       6.45%       7.83%(2)         5.04%(2)     3.39%       2.62%(2)
    Before advisory/administration fee
      waivers..............................      3.81%       6.40%       7.75%(2)         4.67%(2)     2.98%       2.51%(2)


-------------
(1) Commencement of operations.

(2) Annualized.

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                  MUNICIPAL MONEY MARKET PORTFOLIO
                                            -----------------------------------------------------------------------------
                                                       INSTITUTIONAL
                                                           CLASS                                 SERVICE CLASS
                                            -----------------------------------       -----------------------------------

                                              FOR THE                  FOR THE          FOR THE
                                            SIX MONTHS                  PERIOD        SIX MONTHS
                                               ENDED         YEAR      8/2/93(1)         ENDED         YEAR        YEAR
                                              3/31/95       ENDED      THROUGH          3/31/95       ENDED       ENDED
                                            (UNAUDITED)    9/30/94     9/30/93        (UNAUDITED)    9/30/94     9/30/93
                                            -----------    --------    --------       -----------    --------    --------
Net asset value at beginning of period.....  $    1.00     $   1.00    $   1.00        $    1.00     $   1.00    $   1.00
                                            -----------    --------    --------       -----------    --------    --------
Income from investment operations
   Net investment income...................     0.0176       0.0246      0.0040           0.0161       0.0219      0.0205
   Net realized gain (loss) on
    investments............................         --           --          --               --           --          --
                                            -----------    --------    --------       -----------    --------    --------
      Total from investment operations.....     0.0176       0.0246      0.0040           0.0161       0.0219      0.0205
                                            -----------    --------    --------       -----------    --------    --------
Less distributions
   Distributions from net investment
    income.................................    (0.0176)     (0.0246)    (0.0040)         (0.0161)     (0.0219)    (0.0205)
   Distributions from net realized capital
    gains..................................         --           --          --               --           --          --
                                            -----------    --------    --------       -----------    --------    --------
      Total distributions..................    (0.0176)     (0.0246)    (0.0040)         (0.0161)     (0.0219)    (0.0205)
                                            -----------    --------    --------       -----------    --------    --------
Net asset value at end of period...........  $    1.00     $   1.00    $   1.00        $    1.00     $   1.00    $   1.00
                                             =========     ========    ========        =========     ========    ========
Total return...............................       1.78%        2.48%       0.40%            1.62%        2.20%       2.10%
Ratios/Supplemental data
   Net assets at end of period (in
    thousands).............................  $  34,747     $ 30,608    $ 39,148        $ 190,789     $133,358    $ 93,937
   Ratios of expenses to average net assets
    After advisory/administration fee
      waivers..............................       0.25%(2)     0.25%       0.25%(2)         0.55%(2)     0.51%       0.61%
    Before advisory/administration fee
      waivers..............................       0.69%(2)     0.73%       0.36%(2)         0.99%(2)     0.99%       0.72%
   Ratios of net investment income to
    average net assets
    After advisory/administration fee
      waivers..............................       3.51%(2)     2.48%       2.45%(2)         3.25%(2)     2.18%       2.02%
    Before advisory/administration fee
      waivers..............................       3.07%(2)     2.01%       2.34%(2)         2.81%(2)     1.71%       1.91%

                                                                  MUNICIPAL MONEY MARKET PORTFOLIO
                                            -----------------------------------------------------------------------------
                                                                                                 SERIES A
                                                      SERVICE CLASS                           INVESTOR CLASS
                                             -------------------------------        -----------------------------------
                                                                     FOR THE          FOR THE                  FOR THE
                                                                      PERIOD        SIX MONTHS                  PERIOD
                                               YEAR        YEAR      11/1/89(1)        ENDED         YEAR      11/2/92(1)
                                              ENDED       ENDED      THROUGH          3/31/95       ENDED      THROUGH
                                             9/30/92     9/30/91     9/30/90        (UNAUDITED)    9/30/94     9/30/93
                                             --------    --------    --------       -----------    --------    --------
Net asset value at beginning of period.....  $   1.00    $   1.00    $   1.00        $    1.00     $   1.00    $   1.00
                                             --------    --------    --------       -----------    --------    --------
Income from investment operations
   Net investment income...................    0.0281      0.0438      0.0486           0.0151       0.0193      0.0181
   Net realized gain (loss) on
    investments............................        --          --          --               --           --          --
                                             --------    --------    --------       -----------    --------    --------
      Total from investment operations.....    0.0281      0.0438      0.0486           0.0151       0.0193      0.0181
                                             --------    --------    --------       -----------    --------    --------
Less distributions
   Distributions from net investment
    income.................................   (0.0281)    (0.0438)    (0.0486)         (0.0151)     (0.0193)    (0.0181)
   Distributions from net realized capital
    gains..................................        --          --          --               --           --          --
                                             --------    --------    --------       -----------    --------    --------
      Total distributions..................   (0.0281)    (0.0438)    (0.0486)         (0.0151)     (0.0193)    (0.0181)
                                             --------    --------    --------       -----------    --------    --------
Net asset value at end of period...........  $   1.00    $   1.00    $   1.00        $    1.00     $   1.00    $   1.00
                                             ========    ========    ========        =========     ========    ========
Total return...............................      2.85%       4.47%       4.97%            1.52%        1.95%       1.83%
Ratios/Supplemental data
   Net assets at end of period (in
    thousands).............................  $125,152    $ 89,312    $112,108        $      29     $     41    $     15
   Ratios of expenses to average net assets
    After advisory/administration fee
      waivers..............................      0.63%       0.65%       0.65%(2)         0.75%(2)     0.75%       0.72%(2)
    Before advisory/administration fee
      waivers..............................      0.68%       0.70%       0.70%(2)         1.19%(2)     1.23%       0.83%(2)
   Ratios of net investment income to
    average net assets
    After advisory/administration fee
      waivers..............................      2.78%       4.40%       5.31%(2)         3.00%(2)     2.05%       2.23%(2)
    Before advisory/administration fee
      waivers..............................      2.73%       4.35%       5.26%(2)         2.56%(2)     1.58%       2.12%(2)


-------------
(1) Commencement of operations.

(2) Annualized.

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                  GOVERNMENT MONEY MARKET PORTFOLIO
                                            -----------------------------------------------------------------------------
                                                       INSTITUTIONAL
                                                           CLASS                                 SERVICE CLASS
                                            -----------------------------------       -----------------------------------

                                              FOR THE                  FOR THE          FOR THE
                                            SIX MONTHS                  PERIOD        SIX MONTHS
                                               ENDED         YEAR      8/2/93(1)         ENDED         YEAR        YEAR
                                              3/31/95       ENDED      THROUGH          3/31/95       ENDED       ENDED
                                            (UNAUDITED)    9/30/94     9/30/93        (UNAUDITED)    9/30/94     9/30/93
                                            -----------    --------    --------       -----------    --------    --------
Net asset value at beginning of period.....  $    1.00     $   1.00    $   1.00        $    1.00     $   1.00    $   1.00
                                            -----------    --------    --------       -----------    --------    --------
Income from investment operations
   Net investment income...................     0.0269       0.0357      0.0049           0.0254       0.0331      0.0269
   Net realized gain (loss) on
    investments............................         --           --          --               --           --          --
                                            -----------    --------    --------       -----------    --------    --------
      Total from investment operations.....     0.0269       0.0357      0.0049           0.0254       0.0331      0.0269
                                            -----------    --------    --------       -----------    --------    --------
Less distributions
   Distributions from net investment
    income.................................    (0.0269)     (0.0357)    (0.0049)         (0.0254)     (0.0331)    (0.0269)
   Distributions from net realized capital
    gains..................................         --           --          --               --           --          --
                                            -----------    --------    --------       -----------    --------    --------
      Total distributions..................    (0.0269)     (0.0357)    (0.0049)         (0.0254)     (0.0331)    (0.0269)
                                            -----------    --------    --------       -----------    --------    --------
Net asset value at end of period...........  $    1.00     $   1.00    $   1.00        $    1.00     $   1.00    $   1.00
                                             =========     ========    ========        =========     ========    ========
Total return...............................       2.72%        3.63%       0.49%            2.57%        3.36%       2.72%
Ratios/Supplemental data
   Net assets at end of period (in
    thousands).............................  $ 113,707     $ 37,519    $ 13,513        $ 505,356     $372,883    $185,400
   Ratios of expenses to average net assets
    After advisory/administration fee
      waivers..............................       0.25%(2)     0.25%       0.25%(2)         0.55%(2)     0.52%       0.60%
    Before advisory/administration fee
      waivers..............................       0.66%(2)     0.70%       0.38%(2)         0.96%(2)     0.97%       0.73%
   Ratios of net investment income to
    average net assets
    After advisory/administration fee
      waivers..............................       5.53%(2)     3.69%       3.01%(2)         5.14%(2)     3.42%       2.68%
    Before advisory/administration fee
      waivers..............................       5.12%(2)     3.24%       2.88%(2)         4.72%(2)     2.97%       2.55%

                                                                  GOVERNMENT MONEY MARKET PORTFOLIO
                                            ---------------------------------------------------------------------------
                                                                                                 SERIES A
                                                      SERVICE CLASS                           INVESTOR CLASS
                                            --------------------------------        -----------------------------------
                                                                     FOR THE          FOR THE                  FOR THE
                                                                      PERIOD        SIX MONTHS                  PERIOD
                                               YEAR        YEAR      11/1/89(1)        ENDED         YEAR      1/14/93(1)
                                              ENDED       ENDED      THROUGH          3/31/95       ENDED      THROUGH
                                             9/30/92     9/30/91     9/30/90        (UNAUDITED)    9/30/94     9/30/93
                                             --------    --------    --------       -----------    --------    --------
Net asset value at beginning of period.....  $   1.00    $   1.00    $   1.00        $    1.00     $   1.00    $   1.00
                                             --------    --------    --------       -----------    --------    --------
Income from investment operations
   Net investment income...................    0.0394      0.0627      0.0697           0.0245       0.0309      0.0183
   Net realized gain (loss) on
    investments............................        --          --          --               --           --          --
                                             --------    --------    --------       -----------    --------    --------
      Total from investment operations.....    0.0394      0.0627      0.0697           0.0245       0.0309      0.0183
                                             --------    --------    --------       -----------    --------    --------
Less distributions
   Distributions from net investment
    income.................................   (0.0394)    (0.0627)    (0.0697)         (0.0245)     (0.0309)    (0.0183)
   Distributions from net realized capital
    gains..................................        --          --          --               --           --          --
                                             --------    --------    --------       -----------    --------    --------
      Total distributions..................   (0.0394)    (0.0627)    (0.0697)         (0.0245)     (0.0309)    (0.0183)
                                             --------    --------    --------       -----------    --------    --------
Net asset value at end of period...........  $   1.00    $   1.00    $   1.00        $    1.00     $   1.00    $   1.00
                                             ========    ========    ========       ==========     ========    ========
Total return...............................      4.01%       6.46%       7.29%            2.47%        3.11%       1.85%
Ratios/Supplemental data
   Net assets at end of period (in
    thousands).............................  $160,269    $180,776    $146,148        $   2,400     $  1,656    $     50
   Ratios of expenses to average net assets
    After advisory/administration fee
      waivers..............................      0.62%       0.65%       0.65%(2)         0.75%(2)     0.75%       0.65%(2)
    Before advisory/administration fee
      waivers..............................      0.67%       0.70%       0.70%(2)         1.16%(2)     1.20%       0.78%(2)
   Ratios of net investment income to
    average net assets
    After advisory/administration fee
      waivers..............................      3.91%       6.27%       7.62%(2)         4.93%(2)     3.60%       2.57%(2)
    Before advisory/administration fee
      waivers..............................      3.86%       6.22%       7.57%(2)         4.51%(2)     3.14%       2.44%(2)


-------------
(1) Commencement of operations.

(2) Annualized.

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                           OHIO MUNICIPAL MONEY MARKET PORTFOLIO
                                                   --------------------------------------------------------------------------
                                                                 INSTITUTIONAL                               SERVICE
                                                                    CLASS                                    CLASS
                                                   -------------------------------------   ----------------------------------

                                                     FOR THE                    FOR THE      FOR THE                  FOR THE
                                                   SIX MONTHS                    PERIOD    SIX MONTHS                  PERIOD
                                                      ENDED          YEAR       6/10/93(1)    ENDED          YEAR     6/1/93(1)
                                                     3/31/95        ENDED       THROUGH      3/31/95        ENDED     THROUGH
                                                   (UNAUDITED)     9/30/94      9/30/93    (UNAUDITED)     9/30/94    9/30/93
                                                   -----------     --------     --------   -----------     --------   --------
Net asset value at beginning of period...........   $    1.00      $   1.00     $   1.00    $    1.00      $   1.00   $   1.00
                                                   -----------     --------     --------   -----------     --------   --------
Income from investment operations
   Net investment income.........................      0.0174        0.0252       0.0073       0.0159        0.0225     0.0074
   Net realized gain (loss) on investments.......          --            --           --           --            --         --
                                                   -----------     --------     --------    ----------     --------   --------
       Total from investment operations..........      0.0174        0.0252       0.0073       0.0159        0.0225     0.0074
                                                   -----------     --------     --------   -----------     --------   --------
Less distributions
   Distributions from net investment income......     (0.0174)      (0.0252)     (0.0073)     (0.0159)      (0.0225    (0.0074)
   Distributions from net realized capital
     gains.......................................           --            --           --           --           --         --
                                                   -----------     --------     --------   -----------     --------   --------
       Total distributions.......................     (0.0174)      (0.0252)     (0.0073)     (0.0159)      (0.0225    (0.0074)
                                                   -----------     --------     --------   -----------     --------   --------
Net asset value at end of period.................   $    1.00      $   1.00     $   1.00    $    1.00      $   1.00   $   1.00
                                                    =========      =========    =========   =========      ========   ========
Total return.....................................        1.76%         2.55%        0.73%        1.60%         2.27       0.75%
Ratios/Supplemental data
   Net assets at end of period (in thousands)....   $  12,191      $ 10,521     $ 12,026    $  47,993      $ 44,066   $ 15,239
   Ratios of expenses to average net assets
     After advisory/administration fee waivers...        0.25%(2)      0.13%        0.10%(2)     0.55%(2)      0.40       0.23%(2)
     Before advisory/administration fee waivers..        0.73%(2)      0.77%        0.83%(2)     1.03%(2)      1.04       0.96%(2)
   Ratios of net investment income to average
     net assets
     After advisory/administration fee waivers...        3.54%(2)      2.56%        2.45%(2)     3.21%(2)      2.29       2.23%(2)
     Before advisory/administration fee waivers..        3.06%(2)      1.93%        1.72%(2)     2.74%(2)      1.65%      1.50%(2)

                                                                    SERIES A
                                                                    INVESTOR
                                                                     CLASS
                                                            ------------------------
                                                              FOR THE       FOR THE
                                                             SIX MONTHS      PERIOD
                                                               ENDED       10/5/93(1)
                                                              3/31/95       THROUGH
                                                            (UNAUDITED)     9/30/94
                                                            -----------     --------
Net asset value at beginning of period..................     $    1.00      $   1.00
                                                            -----------     --------
Income from investment operations
   Net investment income................................        0.0150        0.0199
   Net realized gain (loss) on investments..............            --            --
                                                            -----------     --------
       Total from investment operations.................        0.0150        0.0199
                                                            -----------     --------
Less distributions
   Distributions from net investment income.............       (0.0150)      (0.0199)
   Distributions from net realized capital gains........            --            --
                                                            -----------     --------
       Total distributions..............................       (0.0150)      (0.0199)
                                                            -----------     --------
Net asset value at end of period........................     $    1.00      $   1.00
                                                             =========      ========
Total return............................................          1.50%         2.01%
Ratios/Supplemental data
   Net assets at end of period (in thousands)...........     $       5      $     28
   Ratios of expenses to average net assets
     After advisory/administration fee waivers..........          0.75%(2)      0.62%(2)
     Before advisory/administration fee waivers.........          1.22%(2)      1.26%(2)
   Ratios of net investment income to average
     net assets
     After advisory/administration fee waivers..........          2.94%(2)      1.94%(2)
     Before advisory/administration fee waivers.........          2.47%(2)      1.30%(2)


-------------
(1) Commencement of operations.

(2) Annualized.

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                      PENNSYLVANIA MUNICIPAL MONEY MARKET PORTFOLIO
                                                           --------------------------------------------------------------------
                                                                       INSTITUTIONAL                           SERVICE
                                                                           CLASS                                CLASS
                                                           -------------------------------------       ------------------------

                                                             FOR THE                    FOR THE          FOR THE
                                                           SIX MONTHS                    PERIOD        SIX MONTHS
                                                              ENDED          YEAR       6/1/93(1)         ENDED          YEAR
                                                             3/31/95        ENDED       THROUGH          3/31/95        ENDED
                                                           (UNAUDITED)     9/30/94      9/30/93        (UNAUDITED)     9/30/94
                                                           -----------     --------     --------       -----------     --------
Net asset value at beginning of period.................     $    1.00      $   1.00     $   1.00        $    1.00      $   1.00
                                                           -----------     --------     --------       -----------     --------
Income from investment operations
   Net investment income...............................        0.0170        0.0247       0.0078           0.0156        0.0221
   Net realized gain (loss) on investments.............            --            --           --               --            --
                                                           -----------     --------     --------       -----------     --------
       Total from investment operations................        0.0170        0.0247       0.0078           0.0156        0.0221
                                                           -----------     --------     --------       -----------     --------
Less distributions
   Distributions from net investment income............       (0.0170)      (0.0247)     (0.0078)         (0.0156)      (0.0221)
   Distributions from net realized capital gains.......            --            --           --               --            --
                                                           -----------     --------     --------       -----------     --------
       Total distributions.............................       (0.0170)      (0.0247)     (0.0078)         (0.0156)      (0.0221)
                                                           -----------     --------     --------       -----------     --------
Net asset value at end of period.......................     $    1.00      $   1.00     $   1.00        $    1.00      $   1.00
                                                            =========      =========    =========      ==========      =========
Total return...........................................          1.72%         2.49%        0.78%            1.57%         2.24%
Ratios/Supplemental data
   Net assets at end of period (in thousands)..........     $ 187,858      $158,102     $  2,242        $ 137,297      $ 60,560
   Ratios of expenses to average net assets
     After advisory/administration fee waivers.........          0.25%(2)      0.16%        0.09%(2)         0.55%(2)      0.42%
     Before advisory/administration fee waivers........          0.66%(2)      0.73%        0.97%(2)         0.96%(2)      0.99%
   Ratios of net investment income to average net
     assets
     After advisory/administration fee waivers.........          3.41%(2)      2.64%        2.15%(2)         3.17%(2)      2.31%
     Before advisory/administration fee waivers........          3.00%(2)      2.07%        1.27%(2)         2.76%(2)      1.75%

                                                                   PENNSYLVANIA MUNICIPAL
                                                                   MONEY MARKET PORTFOLIO
                                                         ----------------------------------------
                                                                                SERIES A
                                                         SERVICE                INVESTOR
                                                          CLASS                   CLASS
                                                         -------        -------------------------
                                                         FOR THE          FOR THE        FOR THE
                                                          PERIOD        SIX MONTHS       PERIOD
                                                         6/11/93(1)        ENDED        12/28/93(1)
                                                         THROUGH          3/31/95        THROUGH
                                                         9/30/93        (UNAUDITED)      9/30/94
                                                         --------       -----------     ---------
Net asset value at beginning of period.................  $   1.00        $    1.00      $    1.00
                                                         --------       -----------     ---------
Income from investment operations
   Net investment income...............................    0.0074           0.0146         0.0153
   Net realized gain (loss) on investments.............        --               --             --
                                                         --------       -----------     ---------
       Total from investment operations................    0.0074           0.0146         0.0153
                                                         --------       -----------     ---------
Less distributions
   Distributions from net investment income............   (0.0074)         (0.0146)       (0.0153)
   Distributions from net realized capital gains.......        --               --             --
                                                         --------       -----------     ---------
       Total distributions.............................   (0.0074)         (0.0146)       (0.0153)
                                                         --------       -----------     ---------
Net asset value at end of period.......................  $   1.00        $    1.00      $    1.00
                                                         =========      ==========      =========
Total return...........................................      0.74%            1.47%          1.58%
Ratios/Supplemental data
   Net assets at end of period (in thousands)..........  $  8,919        $     105      $     139
   Ratios of expenses to average net assets
     After advisory/administration fee waivers.........      0.32%(2)         0.75%(2)       0.65%(2)
     Before advisory/administration fee waivers........      1.20%(2)         1.16%(2)       1.22%(2)
   Ratios of net investment income to average net
     assets
     After advisory/administration fee waivers.........      2.42%(2)         2.91%(2)       2.11%(2)
     Before advisory/administration fee waivers........      1.54%(2)         2.50%(2)       1.54%(2)


-------------
(1) Commencement of operations.

(2) Annualized.

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                                    NORTH CAROLINA
                                                                       MUNICIPAL MONEY MARKET PORTFOLIO
                                                  --------------------------------------------------------------------------------
                                                                                                                       SERIES A
                                                               INSTITUTIONAL                         SERVICE           INVESTOR
                                                                  CLASS                               CLASS              CLASS
                                                  -----------------------------------       -----------------------  -------------

                                                                                              FOR THE                   FOR THE
                                                    FOR THE                  FOR THE          PERIOD       FOR THE       PERIOD
                                                  SIX MONTHS                  PERIOD         11/01/94(4)    PERIOD      2/14/95(1)
                                                     ENDED         YEAR      5/4/93(1)        THROUGH      4/29/94(1)   THROUGH
                                                    3/31/95       ENDED      THROUGH          3/31/95      THROUGH      3/31/95
                                                  (UNAUDITED)    9/30/94     9/30/93        (UNAUDITED)    9/30/94    (UNAUDITED)
                                                  -----------    --------    --------       -----------    --------  -------------
Net asset value at beginning of period...........  $    1.00     $   1.00    $   1.00        $    1.00     $   1.00     $   1.00
                                                  -----------    --------    --------       -----------    --------       ------
Income from investment operations
   Net investment income.........................     0.0174       0.0249      0.0097           0.0135       0.0099       0.0041
   Net realized gain (loss) on investments.......         --           --          --               --           --           --
                                                  -----------    --------    --------       -----------    --------       ------
      Total from investment operations...........     0.0174       0.0249      0.0097           0.0135       0.0099       0.0041
                                                  -----------    --------    --------       -----------    --------       ------
Less distributions
   Distributions from net investment income......    (0.0174)     (0.0249)    (0.0097)         (0.0135)     (0.0099)     (0.0041)
   Distributions from net realized capital
    gains........................................         --           --          --               --           --           --
                                                  -----------    --------    --------       -----------    --------       ------
      Total distributions........................    (0.0174)     (0.0249)    (0.0097)         (0.0135)     (0.0099)     (0.0041)
                                                  -----------    --------    --------       -----------    --------       ------
Net asset value at end of period.................  $    1.00     $   1.00    $   1.00        $    1.00     $   1.00     $   1.00
                                                   =========     ========    ========        =========     ========     ========
Total return.....................................       1.75%        2.52%       0.97%            1.35%        0.99%        0.41%
Ratios/Supplemental data
   Net assets at end of period (in thousands)....  $ 118,224     $ 69,673    $ 34,135        $     406     $     --(3)  $      3
   Ratios of expenses to average net assets
    After advisory/administration fee waivers....       0.16%(2)     0.10%       0.10%(2)         0.53%(2)     0.36%        0.66%(2)
    Before advisory/administration fee waivers...       0.71%(2)     0.76%       0.81%(2)         1.19%(2)     1.02%        2.99%(2)
   Ratios of net investment income to average
    net assets
    After advisory/administration fee waivers....       3.52%(2)     2.53%       2.35%(2)         3.30%(2)     2.54%        3.32%(2)
    Before advisory/administration fee waivers...       2.97%(2)     1.87%       1.64%(2)         2.64%(2)     1.87%        1.00%(2)

                                                                                  VIRGINIA
                                                                      MUNICIPAL MONEY MARKET PORTFOLIO
                                                                --------------------------------------------
                                                                      INSTITUTIONAL                SERVICE
                                                                          CLASS                     CLASS
                                                                --------------------------       -----------
                                                                                                   FOR THE
                                                                  FOR THE        FOR THE           PERIOD
                                                                SIX MONTHS       PERIOD           10/11/94(1)
                                                                   ENDED        7/25/94(1)         THROUGH
                                                                  3/31/95        THROUGH           3/31/95
                                                                (UNAUDITED)      9/30/94         (UNAUDITED)
                                                                -----------    -----------       -----------
Net asset value at beginning of period.................          $    1.00      $    1.00         $    1.00
                                                                -----------    -----------       -----------
Income from investment operations
   Net investment income...............................             0.0171         0.0053            0.0149
   Net realized gain (loss) on investments.............                 --             --                --
                                                                -----------    -----------       -----------
      Total from investment operations.................             0.0171         0.0053            0.0149
                                                                -----------    -----------       -----------
Less distributions
   Distributions from net investment income............            (0.0171)       (0.0053)          (0.0149)
   Distributions from net realized capital gains.......                 --             --                --
                                                                -----------    -----------       -----------
      Total distributions..............................            (0.0171)       (0.0053)          (0.0149)
                                                                -----------    -----------       -----------
Net asset value at end of period.......................          $    1.00      $    1.00         $    1.00
                                                                 =========     ==========        ==========
Total return...........................................               1.72%          0.53%             1.50%
Ratios/Supplemental data
   Net assets at end of period (in thousands)..........          $  18,634      $  13,831         $     400
   Ratios of expenses to average net assets
    After advisory/administration fee waivers..........               0.10%(2)       0.10%(2)          0.40%(2)
    Before advisory/administration fee waivers.........               0.70%(2)       1.02%(2)          1.00%(2)
   Ratios of net investment income to average net
    assets
    After advisory/administration fee waivers..........               3.44%(2)       2.89%(2)          3.23%(2)
    Before advisory/administration fee waivers.........               2.84%(2)       1.97%(2)          2.63%(2)_


-------------
(1) Commencement of operations.

(2) Annualized.

(3) There were no Service Shares outstanding as of September 30, 1994.


(4) Reissuance of shares.

INVESTMENT POLICIES
--------------------------------------------------------------------------------

                             MONEY MARKET PORTFOLIO

     Portfolio obligations held by the Portfolio will have maturities of 13 months or less as determined in accordance with the rules of the SEC. The Portfolio invests in a broad range of short-term, high quality, U.S. dollar-denominated instruments, such as government, bank, commercial and other obligations, that may be available in the money markets ("Money Market Instruments"). The following descriptions illustrate types of Money Market Instruments in which the Portfolio may invest.

     BANK OBLIGATIONS. The Portfolio may purchase bank obligations, such as certificates of deposit, bankers' acceptances and demand and time deposits, including U.S. dollar-denominated instruments issued or supported by the credit of U.S. or foreign banks or savings institutions having total assets at the time of purchase in excess of $1 billion. The Portfolio may invest substantially in obligations of foreign banks or foreign branches of U.S. banks where the adviser deems the instrument to present minimal credit risks. Such investments may include Eurodollar Certificates of Deposit ("ECDs") which are U.S. dollar-denominated certificates of deposit issued by offices of foreign and domestic banks located outside the United States; Eurodollar Time Deposits ("ETDs") which are U.S. dollar-denominated deposits in a foreign branch of a U.S. bank or a foreign bank; Canadian Time Deposits ("CTDs") which are essentially the same as ETDs except they are issued by Canadian offices of major Canadian banks; and Yankee Certificates of Deposit ("Yankee Cds") which are U.S. dollar-denominated certificates of deposit issued by a U.S. branch of a foreign bank and held in the United States. The Portfolio may also make interest-bearing savings deposits in commercial and savings banks in amounts not in excess of 5% of its total assets.

     Investments in obligations issued by foreign banks and foreign branches of U.S. banks may involve risks that are different from investments in obligations of domestic branches of U.S. banks. These risks may include future unfavorable political and economic developments, possible withholding taxes on interest income, seizure or nationalization of foreign deposits, currency controls, interest limitations, or other governmental restrictions which might affect the payment of principal or interest on the securities held by the Portfolio. Additionally, these institutions may be subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping requirements than those applicable to domestic branches of U.S. banks.


     Under normal conditions, at least 25% of the Portfolio's total assets will be invested in the obligations of issuers in the banking industry and securities, such as repurchase agreements, secured by such obligations.


     COMMERCIAL PAPER. The Portfolio may purchase commercial paper rated (at the time of purchase) in the two highest rating categories of a nationally recognized statistical rating organization ("NRSRO"). The Portfolio may also purchase unrated commercial paper determined to be of comparable quality at the time of purchase by the adviser. Commercial paper issues in which the Portfolio may invest include securities issued by corporations without registration under the Securities Act of 1933 (the "1933 Act") in reliance on the exemption from such registration afforded by Section 3(a)(3) thereof, and commercial paper issued in reliance on the so-called "private placement" exemption from registration which is afforded by Section 4(2) of the 1933 Act ("Section 4(2) paper"). Section 4(2) paper is restricted as to disposition under the Federal securities laws in that any resale must similarly be made in an exempt transaction. Section 4(2) paper is normally resold to other institutional investors through or with the assistance of investment dealers which make a market in Section 4(2) paper, thus providing liquidity.

     The Portfolio may also invest in Canadian Commercial Paper ("CCP"), which is U.S. dollar-denominated commercial paper issued by a Canadian corporation or a Canadian counterpart of a U.S. corporation, and in Europaper, which is U.S. dollar-denominated commercial paper of a foreign issuer, subject to the criteria stated above for other commercial paper issuers.

     U.S. GOVERNMENT OBLIGATIONS. The Portfolio may purchase obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities. Obligations of certain agencies and instrumentalities of the U.S. Government are backed by the full faith and credit of the United States. Others are backed by the right of the issuer to borrow from the U.S. Treasury or are backed only by the credit of the agency or instrumentality issuing the obligation. See "Investment Policies--Government Money Market Portfolio" for examples of the types of U.S. Government obligations that the Portfolio may purchase.

     MUNICIPAL OBLIGATIONS. The Portfolio may, when deemed appropriate by the adviser, invest without limitation in high quality Municipal Obligations (other than tax-exempt derivative securities) issued by state and local governmental issuers, the interest on which may be taxable or tax-exempt for Federal income tax purposes, provided that such obligations carry yields that are competitive with those of other types of Money Market Instruments of comparable quality. See "Investment Policies--Municipal Money Market Portfolio" for a more complete discussion of Municipal Obligations.

     GUARANTEED INVESTMENT CONTRACTS. The Portfolio may invest up to 5% of its total assets in guaranteed investment contracts ("GICs") issued by highly-rated U.S. insurance companies. Pursuant to such contracts, the Portfolio makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the Portfolio on a monthly basis guaranteed interest which is based on an index (in most cases this index is expected to be the Salomon Brothers CD Index). GICs provide that this guaranteed interest will not be less than a certain minimum rate. A GIC is a general obligation of the issuing insurance company and not a separate account. The purchase price paid for a GIC becomes part of the general assets of the insurance company, and the contract is paid from the general assets of the insurance company. The Portfolio will only purchase GICs from insurance companies which, at the time of purchase, are rated "A+" by A.M. Best Company, have assets of $1 billion or more and meet quality and credit standards established by the adviser pursuant to guidelines approved by the Board of Trustees. Generally, GICs are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market in GICs does not currently exist.

     SECURITIES LENDING. To increase income on its investments, the Portfolio may lend its portfolio securities with an aggregate value up to 30% of its total assets to broker/dealers and other institutional investors pursuant to agreements requiring that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. Collateral for such loans may include cash, securities of the U.S. Government or its agencies or instrumentalities or an irrevocable letter of credit issued by a bank which meets the Portfolio's investment standards. There may be risks of delay in receiving additional collateral or in recovering the securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially. See "Investment Policies--Common Investment Policies" for a description of other investment policies.

                      ------------------------------------
                        MUNICIPAL MONEY MARKET PORTFOLIO


     The Portfolio invests substantially all of its assets in a diversified portfolio of Municipal Obligations, the interest on which, in the opinion of bond counsel or counsel to the issuer or sponsor, is exempt from the regular Federal income tax and which have remaining maturities of 13 months or less as determined in accordance with the rules of the SEC. Under normal conditions, at least 80% of the Portfolio's net assets will be invested in such securities. Purchasable

Municipal Obligations are determined by the sub-adviser to present minimal credit risks pursuant to guidelines established by the Board of Trustees and at the time of purchase are rated in one of the two highest rating categories by an NRSRO or are unrated securities determined at the time of purchase to be of comparable quality by the sub-adviser pursuant to guidelines approved by the Board of Trustees. The applicable Municipal Obligations ratings are described in an Appendix to the Statement of Additional Information. Under normal conditions, the Portfolio may only invest less than 25% of its total assets in Municipal Obligations of issuers from the District of Columbia or from any individual state, territory or possession of the United States.


     The two principal classifications of Municipal Obligations are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed. Revenue securities include private activity bonds which are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved. Municipal Obligations may also include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of moral obligation bonds is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

     Also included within the general category of Municipal Obligations are participation certificates in a lease, an installment purchase contract, or a conditional sales contract ("lease obligations") entered into by a state or political subdivision to finance the acquisition or construction of equipment, land, or facilities. Although lease obligations do not constitute general obligations of the issuer for which the lessee's unlimited taxing power is pledged, certain lease obligations are backed by the lessee's covenant to appropriate money to make the lease obligation payments. However, under certain lease obligations, the lessee has no obligation to make these payments in future years unless money is appropriated on a yearly basis. Although "non-appropriation" lease obligations are secured by the leased property, disposition of the property in the event of foreclosure might prove difficult. These securities represent a relatively new type of financing that is not yet as marketable as more conventional securities.

                      ------------------------------------
                       GOVERNMENT MONEY MARKET PORTFOLIO


     During normal market periods, at least 65% of the Portfolio's assets will be invested in U.S. Government obligations (or repurchase agreements relating to such obligations). Instruments held by the Portfolio will have maturities of 13 months or less as determined in accordance with the rules of the SEC. Treasury obligations differ only in their interest rates, maturities, and times of issuance. Obligations of certain agencies and instrumentalities of the U.S. Government such as the Government National Mortgage Association ("GNMA") are supported by the United States' full faith and credit; others, such as those of the Federal National Mortgage Association ("FNMA") and the Student Loan Marketing Association, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Federal Farm Credit Banks or the Federal Home Loan Mortgage Corporation, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored agencies or instrumentalities if it is not obligated to do so by law.


     To increase income on its investments, the Portfolio may lend its portfolio securities with an aggregate value up to 30% of its total assets to broker/dealers and other institutional investors pursuant to agreements requiring that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. Collateral for such loans may include cash, securities of the U.S. Government or its agencies or instrumentalities or an irrevocable letter of credit issued by a bank which meets the Portfolio's investment standards. There may be risks of delay in receiving additional collateral or in recovering the securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially. See "Investment Policies--Common Investment Policies" for a description of other investment policies.

                      ------------------------------------
                     OHIO MUNICIPAL MONEY MARKET PORTFOLIO


     The Portfolio will invest primarily in Ohio Municipal Obligations. The Portfolio may also invest in Municipal Obligations (including related tax-exempt derivative securities) in which the Municipal Money Market Portfolio may invest. See "Investment Policies--Municipal Money Market Portfolio" for a description of Municipal Obligations. Portfolio obligations held by the Portfolio will have maturities of 13 months or less as determined in accordance with the rules of the SEC.



     The concentration of investments in Ohio Municipal Obligations raises special investment considerations. While diversifying more into the service and other non-manufacturing areas, the economy of Ohio continues to rely in part on durable goods manufacturing largely concentrated in motor vehicles and equipment, steel, rubber products and household appliances. As a result, general economic activity in Ohio, as in many other industrially developed states, tends to be more cyclical than in some other states and in the nation as a whole. Agriculture is an important segment of the Ohio economy, with over half the State's area devoted to farming and approximately 15% of total employment in agribusiness. In prior years, the State's overall unemployment rate was commonly somewhat higher than the national figure. For example, the reported 1990 average monthly State rate was 5.7%, compared to the national figure of 5.5%. However, for the last four years the State rates were below the national rates (5.5% versus 6.1% in 1994). The unemployment rate and its effects vary among particular geographic areas of the State. There can be no assurance that future national, regional or state-wide economic difficulties and the resulting impact on State or local government finances generally will not adversely affect the market value of Ohio Municipal Obligations held in the Portfolio or the ability of particular obligors to make timely payments of debt service on (or lease payments relating to) those obligations. See the Statement of Additional Information for further discussions of investment considerations associated with Ohio Municipal Obligations and see "Investment Policies--Common Investment Policies" for a description of other securities in which the Portfolio may invest.


                      ------------------------------------
                 PENNSYLVANIA MUNICIPAL MONEY MARKET PORTFOLIO


     The Portfolio will invest primarily in Pennsylvania Municipal Obligations. The Portfolio may also invest in Municipal Obligations (including related tax-exempt derivative securities) in which the Municipal Money Market Portfolio may invest. See "Investment Policies--Municipal Money Market Portfolio" for a description of Municipal Obligations. Portfolio obligations held by the Portfolio will have maturities of 13 months or less as determined in accordance with the rules of the SEC.


     The concentration of investments in Pennsylvania Municipal Obligations raises special investment considerations. In particular, changes in the economic condition and governmental policies of the Commonwealth of Pennsylvania and its political subdivisions, agencies, instrumentalities and authorities could adversely affect the value of the Portfolio and its portfolio securities. Although the General Fund of the Commonwealth (the principal operating fund of the Commonwealth) experienced deficits in fiscal 1990 and 1991, tax increases and spending decreases helped return the General Fund balance to a surplus at June 30, 1992 of $87.5 million and at June 30, 1993 of $698.9 million. The deficit in the Commonwealth's unreserved/undesignated funds of prior years also was reversed to a surplus of $64.4 million as of June 30, 1993. Rising unemployment, a relatively high proportion of persons 65 and older in the Commonwealth and court ordered increases in healthcare reimbursement rates place increased pressures on the tax resources of the Commonwealth and its municipalities. See the Statement of Additional Information for further discussion of investment considerations associated with Pennsylvania Municipal Obligations and see "Investment Policies--Common Investment Policies" for a description of other investment policies.

                      ------------------------------------
                NORTH CAROLINA MUNICIPAL MONEY MARKET PORTFOLIO


     The Portfolio will invest primarily in North Carolina Municipal Obligations. The Portfolio may also invest in Municipal Obligations (including related tax-exempt derivative securities) in which the Municipal Money Market Portfolio may invest. See "Investment Policies--Municipal Money Market Portfolio" for a description of Municipal Obligations. Portfolio obligations held by the Portfolio will have maturities of 13 months or less as determined in accordance with the rules of the SEC.


     The concentration of investments in North Carolina Municipal Obligations raises special investment considerations. In particular, changes in the economic condition and governmental policies of North Carolina and its political subdivisions, agencies, instrumentalities and authorities could adversely affect the value of the Portfolio and its portfolio securities. Growth of North Carolina tax revenues slowed considerably during fiscal 1990-92 requiring tax increases and budget adjustments, including hiring freezes and restrictions, spending constraints, changes in the timing of certain collections and payments, and other short-term budget adjustments, that were needed to comply with North Carolina's constitutional mandate for a balanced budget. Fiscal years 1993 and 1994, however, ended with a positive General Fund balance of approximately $500 million each year on a budgetary basis. By law, 25% of such positive fund balance was required to be reserved in the General Fund of North Carolina as part of a "Savings Reserve" (subject to a maximum reserve of 5% of the preceding fiscal year's operating appropriation). An additional portion of such positive fund balance was reserved in the General Fund as part of a "Reserve for Repair and Renovation of State Facilities," leaving the remaining unrestricted fund balance at the end of each such year available for future appropriations. See the Statement of Additional Information for further discussion of investment considerations associated with North Carolina Municipal Obligations and see "Investment Policies--Common Investment Policies" for a description of other investment policies of the Portfolio.

                      ------------------------------------
                   VIRGINIA MUNICIPAL MONEY MARKET PORTFOLIO


     The Portfolio will invest primarily in Virginia Municipal Obligations. The Portfolio may also invest in Municipal Obligations (including related tax-exempt derivative securities) in which the Municipal Money Market Portfolio may invest. See "Investment Policies--Municipal Money Market Portfolio" for a description of Municipal Obligations. Instruments held by the Portfolio will have maturities of 13 months or less as determined in accordance with the rules of the SEC.

     The Portfolio may also purchase obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities. Obligations of certain agencies and instrumentalities of the U.S. Government are backed by the full faith and credit of the United States. Others are backed by the right of the issuer to borrow from the U.S. Treasury or are backed only by the credit of the agency or instrumentality issuing the obligation. See "Investment Policies-- Government Money Market Portfolio" for examples of the types of U.S. Government obligations that the Portfolio may purchase.


     The Virginia Municipal Money Market Portfolio will invest primarily in Virginia Municipal Obligations. For this reason, the Portfolio is affected by political, economic, regulatory or other developments that constrain the taxing, revenue-collecting and spending authority of Virginia issuers or otherwise affect the ability of Virginia issuers to pay interest, repay principal, or any premium. Certain of these developments are described herein. Due to Virginia's proximity to Washington, D.C. and the concentration of military installations in Northern Virginia and the Tidewater area, Federal government spending is an important factor in Virginia's economy. The Federal government has a greater impact on Virginia relative to its size than any other state except Alaska and Hawaii. While Federal employment in 1992 accounted for 10.0% of Virginia's personal income (compared with a national average of 3.3% in that year), it ranked behind services (19.7%), wholesale and retail trade (10.6%) and manufacturing (10.5%). The Commonwealth experienced a decrease in its General Fund balances from fiscal 1989 to fiscal 1990 and again from fiscal 1990 to fiscal 1991, reflecting the effects of a nationwide recession and increasing expenditures. General Fund balances have increased since fiscal 1991. In fiscal 1994, revenues increased 6.0% from the previous year, while total expenditures increased by 4.5%. Revenues exceeded expenditures by $731.2 million, an increase of 20% over fiscal 1993. See "Special Considerations Regarding Investment in Virginia Municipal Obligations" in the Statement of Additional Information. See also "Investment Policies--Common Investment Policies" for a description of other investment policies.


                      ------------------------------------

                  NEW JERSEY MUNICIPAL MONEY MARKET PORTFOLIO



     The Portfolio will invest primarily in New Jersey Municipal Obligations. The Portfolio may also invest in Municipal Obligations (including related tax-exempt derivative securities) in which the Municipal Money Market Portfolio may invest. See "Investment Policies--Municipal Money Market Portfolio" for a description of Municipal Obligations. Portfolio obligations held by the Portfolio will have maturities of 13 months or less as determined in accordance with the rules of the SEC.



     The concentration of investments by the New Jersey Municipal Money Market Portfolio in New Jersey Municipal Obligations raises special investment considerations. The State of New Jersey generally has a diversified economic base consisting of, among others, commerce and service industries, selective commercial agriculture, insurance, tourism, petroleum refining and manufacturing, although New Jersey's manufacturing industry has experienced a downward trend in the last few years. New Jersey is major recipient of Federal assistance and, of all the states, is among the highest in the amount of Federal aid received. Therefore, a decrease in Federal financial assistance may adversely affect the financial condition of New Jersey and its political subdivisions and instrumentalities. While New Jersey's economic base has become more diversified over time and thus its economy appears to be less vulnerable during recessionary periods, a recurrence of high levels of unemployment could adversely affect New Jersey's overall economy and the ability of New Jersey and its political subdivisions and instrumentalities to meet their financial obligations. In addition, because New Jersey maintains a balanced budget which restricts total appropriation increases to only 5% annually with respect to any municipality or county, the balanced budget plan may actually adversely affect a particular municipality's or county's ability to repay its obligations. See the Statement of Additional Information for further discussion of investment considerations associated with New Jersey Municipal Obligations and see "Investment Policies--Common Investment Policies" for a description of other securities in which the Portfolio may invest.


                      ------------------------------------
                           COMMON INVESTMENT POLICIES

     This section describes certain investment policies that are common to Portfolios. Each Portfolio's investment objective and policies may be changed by the Board of Trustees without shareholder approval.


     MORTGAGE-RELATED SECURITIES. Each Portfolio other than the Municipal Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios (collectively, the "Municipal Portfolios") may invest in mortgage-related securities issued by the U.S. Government or its agencies or instrumentalities or issued by private companies. Such mortgage-related securities may include collateralized mortgage obligations ("CMOs") issued by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or other U.S. Government agencies or instrumentalities or issued by private companies. The average life of mortgage-related securities is likely to be less than the original maturity of the mortgage pools underlying the securities as a result of mortgage prepayments. For this and other reasons, a mortgage-related security's stated maturity may be shortened and, therefore, it may be difficult to predict precisely the security's total return to the particular Portfolio. In addition, in periods of falling interest rates, the rate of mortgage prepayments tends to increase. During such periods, the reinvestment of prepayment proceeds by the particular Portfolio will generally be at lower rates than the rates on the prepaid obligations.


     REPURCHASE AGREEMENTS. Each Portfolio other than the Municipal Portfolios may agree to purchase securities from financial institutions subject to the seller's agreement to repurchase them at an agreed-upon time and price ("repurchase agreements"). The securities held subject to a repurchase agreement may have stated maturities exceeding 13 months, provided the repurchase agreement itself matures in less than 13 months. Default by or bankruptcy of the seller would, however, expose the Portfolio to possible loss because of adverse market action or delays in connection with the disposition of the underlying obligations.

     WHEN-ISSUED PURCHASES AND FORWARD COMMITMENTS. Each Portfolio may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. These transactions involve a commitment by a Portfolio to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), and permit a Portfolio to lock-in a price or yield on a security it owns or intends to purchase, regardless of future changes in interest rates. When-issued and forward commitment transactions involve the risk, however, that the price or yield obtained in a transaction may be less favorable than the price or yield available in the market when the delivery takes place. Each Portfolio's when-issued purchases and forward commitments are not expected to exceed 25% of the value of its total assets absent unusual market conditions. The Portfolios do not intend to engage in when-issued purchases and forward commitments for speculative purposes but only in furtherance of their investment objectives.

     REVERSE REPURCHASE AGREEMENTS. Each Portfolio other than the Municipal Portfolios may enter into reverse repurchase agreements with respect to portfolio securities for temporary purposes (such as to obtain cash to meet redemption requests when the liquidation of portfolio securities is deemed disadvantageous or inconvenient by the adviser or sub-adviser). A reverse repurchase agreement involves a sale by a Portfolio of securities that it holds concurrently with an agreement by the Portfolio to repurchase the same securities at an agreed-upon price and date.

Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the price of the securities the Portfolio is obligated to repurchase. Reverse repurchase agreements are considered to be borrowings by a Portfolio under the Investment Company Act of 1940 (the "1940 Act").

     INVESTMENT COMPANIES. In connection with the management of their daily cash positions, each Portfolio may invest in securities issued by other investment companies which invest in short-term, high quality debt securities and which determine their net asset value per share based on the amortized cost or penny-rounding method of valuation. Securities of other investment companies will be acquired by a Portfolio within the limits prescribed by the 1940 Act. Each Portfolio currently intends to limit its investments so that, as determined immediately after a securities purchase is made: (i) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group; and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio or by the Fund as a whole. As a shareholder of another investment company, a Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory fees and other expenses the Portfolio bears directly in connection with its own operations.

     VARIABLE AND FLOATING RATE INSTRUMENTS. Each Portfolio may purchase rated and unrated variable and floating rate instruments, which may have a stated maturity in excess of 13 months but will, in any event, permit a Portfolio to demand payment of the principal of the instrument at least once every 13 months upon not more than thirty days' notice (unless the instrument is guaranteed by the U.S. Government or an agency or instrumentality thereof). Such instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. Issuers of unrated variable and floating rate instruments must satisfy the same criteria as set forth above for the particular Portfolio, and will be determined to present minimal credit risks by the adviser. The absence of an active secondary market with respect to particular variable and floating rate instruments, however, could make it difficult for a Portfolio to dispose of a variable or floating rate instrument if the issuer defaulted on its payment obligation or during periods when a Portfolio is not entitled to exercise its demand rights, and a Portfolio could, for these or other reasons, suffer a loss with respect to such instruments.

     TAX-EXEMPT DERIVATIVES AND OTHER MUNICIPAL OBLIGATIONS. The Municipal Portfolios may invest in tax-exempt derivative securities relating to Municipal Obligations, including tender option bonds, participations, beneficial interests in trusts and partnership interests.

     Opinions relating to the validity of Municipal Obligations and to the exemption of interest thereon from Federal income tax are rendered by bond counsel to the respective issuers at the time of issuance, and opinions relating to the validity of and the tax-exempt status of payments received by the Portfolios from tax-exempt derivative securities are rendered by counsel to the respective sponsors of such securities. The Fund and its investment adviser will rely on such opinions and will not review independently the underlying proceedings relating to the issuance of Municipal Obligations, the creation of any tax-exempt derivative securities, or the bases for such opinions.

     UNINVESTED CASH RESERVES. Each Portfolio may hold uninvested cash reserves pending investment during temporary defensive periods. Each Municipal Portfolio may also hold uninvested cash reserves if, in the opinion of its sub-adviser, suitable obligations bearing tax-free interest are unavailable. During normal market periods, no more than 20% of a Portfolio's assets will be held uninvested. Uninvested cash reserves will not earn income.

     ILLIQUID SECURITIES. No Portfolio will knowingly invest more than 10% of the value of its net assets in securities that are illiquid. Variable and floating rate instruments that cannot be disposed of within seven days, GICs, and repurchase agreements and time deposits that do not provide for payment within seven days after notice, without taking a reduced price, are subject to this 10% limit. Each Portfolio may purchase securities which are not registered under the 1933 Act but which can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act. Any such security will not be considered illiquid so long as it is determined by the adviser or sub-adviser, acting under guidelines approved and monitored by the Board, that an adequate trading market exists for that particular security. This investment practice could have the effect of increasing the level of illiquidity in a Portfolio during any period that qualified institutional buyers become uninterested in purchasing these restricted securities.


     MUNICIPAL MONEY MARKET, OHIO MUNICIPAL MONEY MARKET, PENNSYLVANIA MUNICIPAL MONEY MARKET, NORTH CAROLINA MUNICIPAL MONEY MARKET, VIRGINIA MUNICIPAL MONEY MARKET AND NEW JERSEY MUNICIPAL MONEY MARKET PORTFOLIOS. During normal market conditions, up to 20% of each Municipal Portfolio's net assets may be invested in securities which are not Municipal Obligations and at least 65% of the total net assets of each of Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios will be invested in Ohio, Pennsylvania, North Carolina, Virginia and New Jersey Municipal Obligations, respectively. During temporary defensive periods, each Municipal Portfolio may invest without limitation in obligations which are not Municipal Obligations and may hold without limitation uninvested cash reserves. Such securities may include, without limitation, bonds, notes, variable rate demand notes and commercial paper, provided such securities are rated within the relevant categories applicable to Municipal Obligations set forth above, or if unrated, are of comparable quality as determined by the adviser or sub-adviser, and may also include, without limitation, other debt obligations, such as bank obligations. Each Municipal Portfolio may acquire "stand-by commitments" with respect to Municipal Obligations held by it. Under a stand-by commitment, a dealer agrees to purchase at the Portfolio's option specified Municipal Obligations at a specified price. The acquisition of a stand-by commitment may increase the cost, and thereby reduce the yield, of the Municipal Obligation to which such commitment relates. Each Municipal Portfolio will acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes.



     The Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios may invest without limitation in private activity bonds the interest on which is an item of tax preference for purposes of the Federal alternative minimum tax ("AMT Paper"). The Municipal Money Market Portfolio may invest up to 20% of its total assets in AMT Paper when added together with any taxable investments held by the Portfolio. Interest on AMT Paper that is received by taxpayers subject to the Federal alternative minimum tax is taxable. Investors should also be aware of the possibility of state and local alternative minimum or minimum income tax liability on interest from AMT Paper. To the extent a Portfolio's assets are invested in Municipal Obligations payable from the revenues of similar projects or are invested in private activity bonds, the Portfolio will be subject to the peculiar risks presented by the laws and economic conditions relating to such projects and bonds to a greater extent than it would be if its assets were not so invested. Each Municipal Portfolio may invest 25% or more of its net assets in Municipal Obligations the interest on which is paid solely from revenues of similar projects. The amount of information regarding the financial condition of issuers of Municipal Obligations may not be as extensive as that which is made available by public corporations, and the secondary market for Municipal Obligations may be less liquid than that for taxable obligations. Accordingly, the ability of a Municipal Portfolio to buy and sell tax-exempt securities may, at any particular time and with respect to any particular securities, be limited.



     The Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios are classified as non-diversified under the 1940 Act. Investment returns on a non-diversified portfolio typically are dependent upon the performance of a smaller number of securities relative to the number held in a diversified portfolio. Consequently, the change in value of any one security may affect the overall value of a non-diversified portfolio more than it would a diversified portfolio. Additionally, a non-diversified portfolio may be more susceptible to economic, political and regulatory developments than a diversified portfolio with similar objectives.

     ADDITIONAL QUALITY AND DIVERSIFICATION REQUIREMENTS. The Portfolios may only invest in: (i) securities in the two highest rating categories of an NRSRO, provided that if they are rated by more than one NRSRO, at least one other NRSRO rates them in one of its two highest categories; and (ii) unrated securities determined to be of comparable quality at the time of purchase (collectively, "Eligible Securities"). Except for the Municipal Portfolios, a Portfolio may not invest more than 5% of its assets in Eligible Securities that are not "First Tier Securities" (as defined below). The rating symbols of the NRSROs which the Portfolios may use are described in an Appendix to the Statement of Additional Information. Each Portfolio other than the Municipal Portfolios will limit its purchases of any one issuer's securities (other than U.S. Government obligations and customary demand deposits) to 5% of the Portfolio's total assets, except that it may invest more than 5% (but no more than 25%) of its total assets in "First Tier Securities" of one issuer for a period of up to three business days. First Tier Securities include: (i) securities in the highest rating category by the only NRSRO rating them, (ii) securities in the highest rating category of at least two NRSROs, if more than one NRSRO has rated them, (iii) securities that have no short-term rating, but have been issued by an issuer that has other outstanding short-term obligations that have been rated in accordance with (i) or (ii) above and are comparable in priority and security to such securities, and (iv) certain unrated securities that have been determined to be of comparable quality to such securities. In addition, each Portfolio other than the Municipal Portfolios will limit its purchases of "Second Tier Securities" (Eligible Securities that are not First Tier Securities) of one issuer to the greater of 1% of its total assets or $1 million.

INVESTMENT LIMITATIONS
--------------------------------------------------------------------------------

     Each Portfolio is subject to the fundamental investment limitations stated in this section, which may not be changed as to a Portfolio except upon the affirmative vote of the holders of a majority of the Portfolio's outstanding shares.

          1. Each of the Money Market, Municipal Money Market and Government Money Market Portfolios may not purchase securities of any one issuer (other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities or certificates of deposit for any such securities) if more than 5% of the value of the Portfolio's total assets (taken at current value) would be invested in the securities of such issuer, or more than 10% of the issuer's outstanding voting securities would be owned by the Portfolio or the Fund, except that up to 25% of the value of the Portfolio's total assets (taken at current value) may be invested without regard to these limitations. For purposes of this limitation, a security is considered to be issued by the entity (or entities) whose assets and revenues back the security. A guarantee of a security is not deemed to be a security issued by the guarantor when the value of all securities issued and guaranteed by the guarantor, and owned by the Portfolio, does not exceed 10% of the value of the Portfolio's total assets.

          2. No Portfolio may borrow money or issue senior securities, except that each Portfolio may borrow from banks and (other than a Municipal Portfolio) enter into reverse repurchase agreements for temporary purposes in amounts up to one-third of the value of its total assets at the time of such borrowing; or mortgage, pledge or hypothecate any assets, except in connection with any such borrowing and then in amounts not in excess of one-third of the value of the Portfolio's total assets at the time of such borrowing. No Portfolio will purchase securities while its aggregate borrowings (including reverse repurchase agreements and borrowings from banks) in excess of 5% of its total assets are outstanding. Securities held in escrow or separate accounts in connection with a Portfolio's investment practices are not deemed to be pledged for purposes of this limitation.

          3. In addition, each of the Municipal Money Market, Government Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios may not purchase securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry. The Money Market Portfolio, on the other hand, may not purchase any securities which would cause, at the time of purchase, less than 25% of the value of its total assets to be invested in the obligations of issuers in the banking industry, or in obligations, such as repurchase agreements, secured by such obligations (unless the Portfolio is in a temporary defensive position) or which would cause, at the time of purchase, more than 25% of the value of its total assets to be invested in the obligations of issuers in any other industry. In applying the investment limitations stated in this paragraph, (i) there is no limitation with respect to the purchase of
     (a) instruments issued (as defined in investment limitation number 1 above) or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, (b) instruments issued by domestic banks (which may include U.S. branches of foreign banks) and (c) repurchase agreements secured by the instruments described in clauses (a) and (b); (ii) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and (iii) utilities will be divided according to their services, for example, gas, gas transmission, electric and gas, electric and telephone will be each considered a separate industry.



          4. Each of the Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios will invest at least 80% of its net assets in AMT Paper and instruments the interest on which is exempt from regular Federal income tax, except during defensive periods or during periods of unusual market conditions.


          5. Finally, the Municipal Money Market Portfolio will invest at least 80% of its net assets in instruments the interest on which is exempt from regular Federal income tax and is not an item of tax preference for purposes of Federal alternative minimum tax, except during defensive periods or during periods of unusual market conditions.

     If a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in the value of a Portfolio's investments will not constitute a violation of such limitation, except that any borrowing by a Portfolio that exceeds the fundamental investment restrictions stated above must be reduced to meet such restrictions within the period required by the 1940 Act (currently three days).

     In order to permit the sale of its shares in certain states, the Fund may make commitments more restrictive than the investment policies and limitations described in this Prospectus. Should the Fund determine that any such commitment is no longer in the best interests of the Fund, it will revoke the commitment by terminating sales of its shares in the state involved.

                                *      *      *

     For information on additional investment limitations relating to the Portfolios, see the Fund's Statement of Additional Information.

PURCHASE AND REDEMPTION OF SHARES
--------------------------------------------------------------------------------

DISTRIBUTOR

     Shares of each Portfolio are offered on a continuous basis for the Fund by the distributor, Provident Distributors, Inc. (the "Distributor"). The Distributor is a registered broker/dealer with principal offices at 259 Radnor-Chester Road, Suite 120, Radnor, Pennsylvania 19087.

PURCHASE OF SHARES

     Shares are offered without a sales load on a continuous basis to Institutions acting on behalf of their Customers. Service Shares will normally be held of record by Institutions or in the names of nominees of Institutions. All Share purchases are effected through a Customer's account at an Institution through procedures established in connection with the requirements of the account. Confirmations of Share purchases and redemptions will be sent to the Institutions. Beneficial ownership of Shares will be recorded by the Institutions and reflected in the account statements provided by such Institutions to their Customers. Investors wishing to purchase Shares should contact their Institutions.

     Service Shares are sold at the net asset value per share next determined after an order is received by PFPC Inc. ("PFPC"), the Fund's transfer agent. Shares may be purchased by Institutions on any Business Day. A "Business Day" is any weekday that the New York Stock Exchange (the "NYSE") and the Federal Reserve Bank of Philadelphia (the "FRB") are open for business.

     Purchase orders for Shares of each Portfolio except the Government Money Market Portfolio may be transmitted by telephoning PFPC at (800) 441-7379 no later than 12:00 noon (Eastern Time) on any Business Day. Orders received before noon will be executed at noon. If payment for such orders is not received by 4:00 p.m., the order will be cancelled and notice thereof will be given to the Institution placing the order. Orders received after 12:00 noon will not be accepted. The Fund may in its discretion reject any order for Shares.

     Purchase orders for Shares of the Government Money Market Portfolio may be transmitted by telephoning PFPC at (800) 441-7379 no later than 4:00 p.m. (Eastern Time) on any Business Day. Orders received before noon will be executed at noon; orders received after noon but before 4:00 p.m. will be executed at 4:00 p.m. If payment for such orders is not received by 4:00 p.m., the order will be cancelled and notice thereof will be given to the Institution placing the order. Orders will not be accepted after 4:00 p.m. Under certain circumstances, the Fund may reject large individual purchase orders received after 12:00 noon. The Fund may in its discretion reject any order for Shares.

     Payment for Service Shares may be made only in Federal funds or other funds immediately available to the Fund's custodian. The minimum initial investment by an Institution is $5,000; however, Institutions may set a higher minimum for their Customers. There is no minimum subsequent investment requirement.

     Conflict of interest restrictions may apply to an Institution's receipt of compensation paid by the Fund in connection with the investment of fiduciary funds in Shares. Institutions, including banks regulated by the Comptroller of the Currency and investment advisers and other money managers subject to the jurisdiction of the SEC, the Department of Labor or state securities commissions, are urged to consult their legal advisers before investing fiduciary funds in Service Shares. See also "Management--Shareholder Servicing."

REDEMPTION OF SHARES

     A Customer may redeem all or part of his Service Shares in accordance with the instructions and limitations pertaining to his account at an Institution. These procedures will vary according to the type of account and the

Institution involved, and Customers should consult their account managers in this regard. It is the responsibility of Institutions to transmit redemption orders to PFPC and credit their Customers' accounts with the redemption proceeds on a timely basis. In the case of shareholders holding share certificates, the certificates must accompany the redemption request.

     Institutions may transmit redemption orders to PFPC by telephone at (800) 441-7379. Shares are redeemed at the net asset value per share next determined after PFPC's receipt of the redemption order. THE FUND, THE ADMINISTRATORS AND THE DISTRIBUTOR WILL NOT BE LIABLE FOR ANY LOSS, LIABILITY, COST OR EXPENSE FOR ACTING UPON TELEPHONE INSTRUCTIONS THAT ARE REASONABLY BELIEVED TO BE GENUINE. IN ATTEMPTING TO CONFIRM THAT TELEPHONE INSTRUCTIONS ARE GENUINE, THE FUND WILL USE SUCH PROCEDURES AS ARE CONSIDERED REASONABLE, INCLUDING RECORDING THOSE INSTRUCTIONS AND REQUESTING INFORMATION AS TO ACCOUNT REGISTRATION (SUCH AS THE NAME IN WHICH AN ACCOUNT IS REGISTERED, THE ACCOUNT NUMBER, RECENT TRANSACTIONS IN THE ACCOUNT, AND THE ACCOUNT HOLDER'S SOCIAL SECURITY NUMBER, ADDRESS AND/OR
BANK). While the Fund intends to use its best efforts to maintain each Portfolio's net asset value per share at $1.00, the proceeds paid upon redemption may be more or less than the amount invested depending upon a Share's net asset value at the time of redemption.

     Payment for redeemed Shares for which a redemption order is received by PFPC before 12:00 noon (Eastern Time) on a Business Day is normally made in Federal funds wired to the redeeming shareholder on the same Business Day, provided that the Fund's custodian is also open for business. Payment for redemption orders received between 12:00 noon (Eastern Time) and 4:00 p.m. (Eastern Time) or on a day when the Fund's custodian is closed is normally wired in Federal funds on the next Business Day following redemption on which the Fund's custodian is open for business. The Fund reserves the right to wire redemption proceeds within seven days after receiving a redemption order if, in the judgment of the investment adviser, an earlier payment could adversely affect a Portfolio. No charge for wiring redemption payments is imposed by the Fund, although Institutions may charge Customer accounts for redemption services. Information relating to such redemption services and charges, if any, should be obtained by Customers from their Institution.

     During periods of substantial economic or market change, telephone redemptions may be difficult to complete. If any Institution is unable to contact PFPC by telephone, the Institution may also deliver the redemption request to PFPC by mail at 400 Bellevue Parkway, Wilmington, DE 19809.

     A shareholder of record may be required to redeem Shares in any Portfolio if the balance in such shareholder's account in that Portfolio drops below $5,000 as the result of a redemption request and the shareholder does not increase the balance to at least $5,000 upon thirty days' written notice. If a Customer has agreed with an Institution to maintain a minimum balance in his account with the Institution, and the balance in the account falls below that minimum, the Customer may be obligated to redeem all or part of his Shares in the Portfolios to the extent necessary to maintain the minimum balance required.

     The Fund may suspend the right of redemption or postpone the date of payment upon redemption (as well as suspend the recordation of the transfer of Shares) for such periods as are permitted under the 1940 Act. The Fund may also redeem Shares involuntarily or make payment for redemption in securities or other property if it appears appropriate to do so in light of the Fund's responsibilities under the 1940 Act. See "Purchase and Redemption Information" in the Statement of Additional Information for examples of when such redemption might be appropriate.

     It is the responsibility of the Institutions to provide their Customers with account statements with respect to Share transactions made for accounts maintained at the Institutions.

NET ASSET VALUE
--------------------------------------------------------------------------------

     The net asset value for each Service Share of each Portfolio for the purpose of pricing purchase and redemption orders is determined twice each day, once as of 12:00 noon (Eastern Time) and once as of 4:00 p.m. (Eastern Time) on each Business Day. Each Portfolio's net asset value per share is calculated by adding the value of all securities, cash and other assets of the Portfolio, subtracting the liabilities and dividing the result by the number of Shares outstanding. The net asset value per Share of each Portfolio is determined independently of the other Portfolios.

     The Fund seeks to maintain for each of the Portfolios a net asset value of $1.00 per share for purposes of purchases and redemptions and values their portfolio securities on the basis of the amortized cost method of valuation described in the Statement of Additional Information under "Valuation of Shares." There can be no assurance that net asset value per share will not vary.

     A Portfolio may use a pricing service, bank or broker/dealer experienced in such matters to value the Portfolio's securities. A more detailed discussion of net asset value and security valuation is contained in the Statement of Additional Information.

MANAGEMENT
--------------------------------------------------------------------------------

BOARD OF TRUSTEES

     The business and affairs of the Fund and each Portfolio are managed under the direction of the Fund's Board of Trustees. The Statement of Additional Information contains the name of each trustee and background information regarding the trustees.

INVESTMENT ADVISER AND SUB-ADVISER


     PNC Institutional Management Corporation ("PIMC"), an indirect wholly-owned subsidiary of PNC Bank, National Association ("PNC Bank"), serves as the investment adviser for each of the Portfolios. PIMC was organized in 1977 by PNC Bank to perform advisory services for investment companies, and has its principal offices at 400 Bellevue Parkway, Wilmington, Delaware 19809. PNC Bank serves as the sub-adviser for each of the Portfolios. PNC Bank, whose principal business address is Broad and Chestnut Streets, Philadelphia, Pennsylvania 19107, is a subsidiary of PNC Bank Corp. PNC Bank Corp. is a multi-bank holding company.



     As adviser, PIMC is responsible for the overall investment management of each Portfolio. In addition, PIMC is responsible for all purchases and sales of portfolio securities for the Portfolios. PNC Bank, as sub-adviser for each of the Portfolios, provides research and credit analysis and certain other services. In entering into portfolio transactions for a Portfolio with a broker/dealer, the investment adviser and sub-adviser may take into account the sale by such broker/dealer of shares of the Fund, subject to the requirements of best execution.


     For the services provided and expenses assumed by it for the benefit of the Portfolios, PIMC is entitled to receive from each Portfolio a fee, computed daily and payable monthly, at an annual rate of .45% of the first $1 billion of each Portfolio's average daily net assets, .40% of the next $1 billion of each Portfolio's average daily net assets, .375% of the next $1 billion of each Portfolio's average daily net assets and .35% of the average daily net assets of each Portfolio in excess of $3 billion. The Fund paid PIMC advisory fees at annual rates of .35%, .35%, .35%, .44% and .40% of the average daily net assets of the Money Market, Municipal Money Market, Government Money Market, Ohio Municipal Money Market and Pennsylvania Municipal Money Market Portfolios, respectively, for the year ended September 30, 1994, and PIMC waived advisory fees at the annual rates of .10%, .10%, .10%, .01% and .05% of the average daily net assets of such respective Portfolios for that year. For the year ended September 30, 1994, PIMC waived all advisory fees with respect to the North Carolina Municipal Money Market Portfolio. For the period ended September 30, 1994, PIMC waived all advisory fees with respect to the Virginia Municipal Money Market Portfolio. During the same periods, PIMC reimbursed expenses at the annual rates of .04%, .02%, .05% and .24% of the average daily net assets of the Pennsylvania Municipal Money Market, Ohio Municipal Money Market, North Carolina Municipal Money Market and Virginia Municipal Money Market Portfolios, respectively. See "Management--Expenses" for a discussion of PIMC's voluntary fee waiver.


     For its sub-advisory services, PNC Bank is entitled to receive from PIMC a fee, computed daily and payable monthly, at an annual rate of .05% of the average daily net assets of each Portfolio. Such sub-advisory fees have no effect on the advisory fees payable by each Portfolio to PIMC. For the year ended September 30, 1994, PNC Bank waived all sub-advisory fees with respect to the Money Market, Municipal Money Market, Government Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market and North Carolina Municipal Money Market Portfolios. For the period ended September 30, 1994, PNC Bank waived all sub-advisory fees for the Virginia Municipal Money Market Portfolio. See "Management--Expenses" for a discussion of the sub-adviser's fee waivers.


                      ------------------------------------
                                 ADMINISTRATORS

     PFPC Inc. ("PFPC"), whose principal business address is 400 Bellevue Parkway, Wilmington, Delaware, 19809, and Provident Distributors, Inc. ("PDI"), whose principal business address is 259 Radnor-Chester Road, Suite 120, Radnor, Pennsylvania 19087 (together, the "Administrators"), serve as administrators for the Fund. PFPC is an indirect wholly-owned subsidiary of PNC Bank Corp. A majority of the outstanding stock of PDI is owned by its officers and the remaining outstanding stock is owned by Pennsylvania Merchant Group Ltd.

     The Administrators generally assist the Fund in all aspects of its administration and operation, including matters relating to the maintenance of financial records and fund accounting. As compensation for their services, the Administrators are entitled to receive a combined fee, computed daily and payable monthly, at an annual rate of .15% of the first $500 million of each Portfolio's average daily net assets, .13% of the next $500 million of each Portfolio's average daily net assets, .11% of the next $1 billion of each Portfolio's average daily net assets and .10% of each Portfolio's average daily net assets in excess of $2 billion. The Fund paid the Administrators combined administration fees at the annual rates of .08%, .03%, .05%, .01% and .01% of the average daily net assets of the Money Market, Municipal Money Market, Government Money Market, Ohio Municipal Money Market and Pennsylvania Municipal Money Market Portfolios, respectively, for the year ended September 30, 1994, and the Administrators waived combined administration fees at annual rates of
 .06%, .12%, .10%, .14% and .14% of the average daily net assets of such respective Portfolios for that year. The Administrators waived all combined administration fees with respect to the North Carolina Municipal Money Market Portfolio for the year ended September 30, 1994. The Administrators waived all combined administration fees with respect to the Virginia Municipal Money Market Portfolio for the period ended September 30, 1994. During the same periods, the Administrators reimbursed expenses at the annual rates of .01%, .01%, .02%, and
 .08% of the average daily net assets of the Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market and Virginia Municipal Money Market Portfolios, respectively. See "Management--Expenses" for a discussion of the Administrators' voluntary fee waiver.

TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND CUSTODIAN

     PNC Bank serves as the Fund's custodian and PFPC serves as the Fund's transfer agent and dividend disbursing agent.

                      ------------------------------------
                             SHAREHOLDER SERVICING

     The Fund intends to enter into service agreements with Institutions (including PNC Bank and its affiliates) pursuant to which Institutions will render certain support services to Customers who are the beneficial owners of Service Shares. Such services will be provided to Customers who are the beneficial owners of Service Shares and are intended to supplement the services provided by the Fund's Administrators and transfer agent to the Fund's shareholders of record. In consideration for payment of up to .15% (on an annualized basis) of the average daily net asset value of Service Shares owned beneficially by their Customers, Institutions may provide one or more of the following services to such Customers: processing purchase and redemption requests from Customers and placing orders with the Fund's transfer agent or the Distributor; processing dividend payments from the Fund on behalf of Customers; providing sub-accounting with respect to Service Shares beneficially owned by Customers or the information necessary for sub-accounting; and other similar services. In consideration for payment of up to a separate .15% (on an annualized basis) of the average daily net asset value of Service Shares owned beneficially by their Customers, Institutions may provide one or more of these additional services to such Customers: responding to Customer inquiries relating to the services performed by the Institution and to Customer inquiries concerning their investments in Service Shares; providing information periodically to Customers showing their positions in Service Shares; and other similar shareholder liaison services. Customers who are beneficial owners of Service Shares should read this Prospectus in light of the terms and fees governing their accounts with Institutions. These fees are not paid to Institutions with respect to other classes of shares of the Portfolios ("Series A Investor Shares," "Series B Investor Shares" and "Institutional Shares"). See "Description of Shares."

                      ------------------------------------
                                    EXPENSES

     Expenses are deducted from the total income of each Portfolio before dividends and distributions are paid. These expenses include, but are not limited to, fees paid to PIMC and the Administrators, transfer agency fees, fees and expenses of officers and trustees who are not affiliated with PIMC or the Distributor or any of their affiliates, taxes, interest, legal fees, custodian fees, auditing fees, 12b-1 fees, servicing fees, certain fees and expenses in registering and qualifying the Portfolio and its Shares for distribution under Federal and state securities laws, expenses of preparing prospectuses and statements of additional information and of printing and distributing prospectuses and statements of additional information to existing shareholders, the expense of reports to shareholders, shareholders' meetings and proxy solicitations, fidelity bond and trustees and officers liability insurance premiums, the expense of using independent pricing services and other expenses which are not expressly assumed by PIMC or the Administrators under their respective agreements with the Fund. Any general expenses of the Fund that are not readily identifiable as belonging to a particular investment portfolio will be allocated among all investment portfolios by or under the direction of the Board of Trustees in a manner the Board determines to be fair and equitable. Any expenses relating only to a particular class of shares within a Portfolio (such as fees relating to the Fund's Service Plan for Service Shares) will be borne solely by such Shares.

     PIMC and PNC Bank expect to waive voluntarily a portion of their respective advisory and sub-advisory fees. In addition, if the total expenses borne by any Portfolio in any fiscal year exceed the expense limitations imposed by applicable state securities regulations, PIMC, PNC Bank and the Administrators will bear the amount of such excess to the extent required by such regulations in proportion to the advisory and administration fees otherwise payable to them for such year. Such amount, if any, will be estimated and accrued daily and paid on a monthly basis.

                      ------------------------------------
                                  BANKING LAWS

     Banking laws and regulations currently prohibit a bank holding company registered under the Federal Bank Holding Company Act of 1956 or any bank or non-bank affiliate thereof from sponsoring, organizing, controlling or distributing the shares of a registered open-end investment company continuously engaged in the issuance of its shares, and prohibit banks generally from underwriting securities, but such banking laws and regulations do not prohibit such a holding company or affiliate or banks generally from acting as investment adviser, administrator, transfer agent or custodian to such an investment company, or from purchasing shares of such a company as agent for and upon the order of customers. PNC Bank, PIMC, PFPC and Institutions that are banks or bank affiliates are subject to such banking laws and regulations. In addition, state securities laws on this issue may differ from the interpretations of Federal law expressed herein and banks and financial institutions may be required to register as dealers pursuant to state law.

     Should future legislative, judicial or administrative action prohibit or restrict the activities of such companies in connection with the provision of services on behalf of the Fund and the holders of Service Shares, the Fund might be required to alter materially or discontinue its arrangements with such companies and change its method of operations with respect to the Service Shares. It is not anticipated, however, that any such change would affect a Portfolio's net asset value per share or result in a financial loss to any Customer.

DIVIDENDS AND DISTRIBUTIONS
--------------------------------------------------------------------------------

     Shareholders of each Portfolio are entitled to dividends and distributions arising from the net income and capital gains, if any, earned on investments held by the particular Portfolio involved. Each Portfolio's net income is declared daily as a dividend (i) to shareholders of record immediately prior to the determination of net asset value made as of the close of regular trading hours on the NYSE on days on which net asset value is determined, or (ii) to shareholders of record immediately prior to 4:00 p.m. (Eastern Time) on days on which there is no determination of net asset value. Consequently, shareholders whose purchase orders are executed at 12:00 noon (Eastern Time) receive dividends for that day. On the other hand, shareholders whose redemption orders have been received by 12:00 noon (Eastern Time) do not receive dividends for that day, while shareholders of each Portfolio whose redemption orders are received after 12:00 noon (Eastern Time) do receive dividends for that day. Because purchase and redemption orders with respect to Shares of the Government Money Market Portfolio are executed at 12:00 noon and at 4:00 p.m., shareholders whose purchase orders have been received by 4:00 p.m. will receive a dividend for that day. For dividend purposes, a Portfolio's investment income available for distribution to holders of Service Shares is reduced by accrued expenses directly attributable to that Portfolio and the general expenses of the Fund prorated to that Portfolio on the basis of its relative net assets. A Portfolio's net investment income available for distribution to the holders of Service Shares will be reduced by the amount of other expenses allocated to that Portfolio's Service Shares, including fees payable under the Fund's Service Plan. See "Purchase and Redemption of Shares" and "Management--Shareholder Servicing".

     Dividends are paid monthly by check, or by wire transfer if requested in writing by the shareholder, within five business days after the end of the month. Net short-term capital gains, if any, will be distributed at least annually. The period for which dividends are payable and the time for payment of such dividends are subject to change by the Fund's Board of Trustees. The Portfolios do not expect to realize net long-term capital gains.

     All dividends paid with respect to a Portfolio are reinvested in the form of additional full and fractional Service Shares of such Portfolio, unless an Institution elects to receive dividends in cash. Such election, or any revocation thereof, must be made in writing to PFPC, and will become effective with respect to dividends paid after its receipt by PFPC.

TAXES
--------------------------------------------------------------------------------

     The following discussion is only a brief summary of some of the important tax considerations generally affecting the Portfolios and their shareholders and is not intended as a substitute for careful tax planning. Accordingly, investors in the Portfolios should consult their tax advisers with specific reference to their own tax situation.

     Each Portfolio will elect to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). So long as a Portfolio qualifies for this tax treatment, it generally will be relieved of Federal income tax on amounts distributed to shareholders, but shareholders, unless otherwise exempt, will pay income or capital gains taxes on amounts so distributed (except distributions that constitute "exempt interest dividends" or that are treated as a return of capital), regardless of whether such distributions are paid in cash or reinvested in additional shares. None of the Portfolios intends to make distributions that will be eligible for the corporate dividends received deduction.

     Distributions paid out of the "net capital gain" (the excess of net long-term capital gain over net short-term capital loss), if any, of any Portfolio will be taxed to shareholders as long-term capital gain regardless of the length of time a shareholder has held his Shares. All other distributions, to the extent they are taxable, are taxed to shareholders as ordinary income.


     Each Municipal Portfolio intends to pay substantially all of its dividends as "exempt interest dividends." Investors in these Portfolios should note, however, that taxpayers are required to report the receipt of tax-exempt interest and "exempt interest dividends" on their Federal income tax returns for informational purposes and that in two circumstances such amounts, while exempt from regular Federal income tax, are taxable to persons subject to alternative minimum and environmental taxes. First, tax-exempt interest and "exempt interest dividends" derived from certain private activity bonds issued after August 7, 1986 generally will constitute an item of tax preference for corporate and noncorporate taxpayers in determining alternative minimum tax liability and for corporate taxpayers in determining environmental tax liability. Each of the Ohio, Pennsylvania, North Carolina, Virginia and New Jersey Municipal Money Market Portfolios may invest without limitation, and the Municipal Money Market Portfolio up to 20% of its net assets, in such private activity bonds. Second, tax-exempt interest and "exempt interest dividends" derived from all other Municipal Obligations must be taken into account by corporate taxpayers in determining certain adjustments for alternative minimum and environmental tax purposes. In addition, investors should be aware of the possibility of state and local alternative minimum or minimum income tax liability on interest from such private activity bonds. Shareholders who are recipients of Social Security Act or Railroad Retirement Act benefits should further note that tax-exempt interest and "exempt interest dividends" derived from all types of Municipal Obligations will be taken into account in determining the taxability of their benefit payments.


     Each Municipal Portfolio will determine annually the percentages of its net investment income which are exempt from the regular Federal income tax, which constitute an item of tax preference for purposes of the Federal alternative minimum tax, and which are fully taxable. Such percentages will apply uniformly to all distributions declared from net investment income during that year. These percentages may differ significantly from the actual percentages for any particular day.

     The Fund will send written notices to shareholders annually regarding the tax status of distributions made by each Portfolio. Dividends declared in October, November or December of any year payable to shareholders of record as of a specified date in those months will be deemed to have been received by the shareholders on December 31, if the dividends are paid during the following January.

     Any loss upon the sale or exchange of shares of a Portfolio held for six months or less will be disallowed for Federal income tax purposes to the extent of any exempt interest dividends received by the shareholder. For the Ohio Municipal Money Market, North Carolina Municipal Money Market and Virginia Municipal Money Market Portfolios, the loss will be disallowed for state tax purposes to the same extent, even though, for state income tax purposes, some portion of such dividends actually may have been subject to state income tax.


     Future legislative or administrative changes or court decisions may materially affect the tax consequences of investing in one or more Portfolios of the Fund. Shareholders also are urged to consult their tax advisers concerning the application of state and local income taxes to investments in the Portfolios which may differ from the Federal income tax consequences described above. In particular, dividends paid by each Portfolio may be taxable to investors under state or local law as dividend income even though all or a portion of such dividends may be derived from interest on obligations which, if realized directly, would be exempt from such income taxes. Shareholders who are nonresident alien individuals, foreign trusts or estates, foreign corporations or foreign partnerships may be subject to different U.S. Federal income tax treatment and should consult their tax advisers.

     OHIO TAX CONSIDERATIONS. Individuals and estates that are subject to Ohio personal income tax or municipal or school district income taxes in Ohio will not be subject to such taxes on distributions from the Ohio Municipal Money Market Portfolio to the extent that such distributions consist of interest on Ohio Municipal Obligations or obligations issued by the U.S. Government, its agencies, instrumentalities or territories (if the interest on such obligations is exempt from state income taxation under the laws of the United States) ("U.S. Obligations"), provided that the Portfolio continues to qualify as a regulated investment company for federal income tax purposes and that at all times at least 50% of the value of the total assets of the Ohio Municipal Money Market Portfolio consists of Ohio Municipal Obligations or similar obligations of other states or their subdivisions. (It is assumed for purposes of this discussion of Ohio tax considerations that these requirements are satisfied.) Corporations that are subject to the Ohio corporation franchise tax will not have to include distributions from the Ohio Municipal Money Market Portfolio in their net income base for purposes of calculating their Ohio corporation franchise tax liability to the extent that such distributions either constitute exempt-interest dividends or consist of interest on Ohio Municipal Obligations or U.S. Obligations. However, shares of the Ohio Municipal Money Market Portfolio will be included in a corporation's net worth base for purposes of calculating the Ohio corporation franchise tax. Distributions consisting of gain on the sale, exchange or other disposition of Ohio Municipal Obligations will not be subject to the Ohio personal income tax, or municipal or school district income taxes in Ohio and will not be included in the net income base of the Ohio corporation franchise tax. Distributions attributable to other sources will be subject to the Ohio personal income tax and the Ohio corporation franchise tax. For additional Ohio tax considerations, see "Taxes" above.

     PENNSYLVANIA TAX CONSIDERATIONS. Income received by a shareholder attributable to interest realized by the Pennsylvania Municipal Money Market Portfolio from Pennsylvania Municipal Obligations or attributable to insurance proceeds on account of such interest is not taxable to individuals, estates or trusts under the Personal Income Tax imposed by Article III of the Tax Reform Code of 1971 (in the case of insurance proceeds, to the extent they are exempt for Federal Income Tax purposes); to corporations under the Corporate Net Income tax imposed by Article IV of the Tax Reform Code of 1971 (in the case of insurance proceeds, to the extent they are exempt for Federal Income Tax purposes); nor to individuals under the Philadelphia School District New Income Tax ("School District Tax") imposed on Philadelphia resident individuals under authority of the Act of August 9, 1963, P.L. 640.

     Income received by a shareholder attributable to gain on the sale or other disposition by the Pennsylvania Municipal Money Market Portfolio of Pennsylvania Municipal Obligations is taxable under the Personal Income Tax, the Corporate Net Income Tax, and, unless these assets were held by the Pennsylvania Municipal Money Market Portfolio for more than six months, the School District Tax.

     No opinion is expressed regarding the extent, if any, to which shares, or interest and gain thereon, is subject to, or included in the measure of, the special taxes imposed by the Commonwealth of Pennsylvania on banks and other financial institutions or with respect to any privilege, excise, franchise or other tax imposed on business entities not discussed herein (including the Corporate Capital Stock/Foreign Franchise Tax.)

     Shareholders of the Pennsylvania Municipal Money Market Portfolio are not subject to any of the personal property taxes currently in effect in Pennsylvania to the extent that the Portfolio is comprised of Pennsylvania Municipal Obligations. The taxes referred to include the County Personal Property Tax imposed on residents of Pennsylvania by the Act of June 17, 1913, P.L. 507, as amended.

     NORTH CAROLINA TAX CONSIDERATIONS. Interest received in the form of dividends from the North Carolina Municipal Money Market Portfolio is exempt from North Carolina state income tax to the extent the distributions represent interest on direct obligations of the U.S. Government or North Carolina Municipal Obligations. Distributions derived from interest earned on obligations of political subdivisions of Puerto Rico, Guam and the U.S. Virgin Islands, including the governments thereof and their agencies, instrumentalities and authorities, are also exempt from North Carolina state income tax. Distributions paid out of interest earned on obligations that are merely backed or guaranteed by the U.S. Government (e.g., GNMAs, FNMAs), on repurchase agreements collateralized by U.S. Government securities or on obligations of other states (which the Portfolio may acquire and hold for temporary or defensive purposes) are not exempt from North Carolina state income tax.


     Any distributions of net realized gain earned by the North Carolina Municipal Money Market Portfolio on the sale or exchange of certain obligations of the State of North Carolina or its subdivisions that were issued before July 1, 1995 will also be exempt from North Carolina income tax to the Portfolio's shareholders. Distributions of gains earned by the North Carolina Municipal Money Market Portfolio on the sale or exchange of all other obligations will be subject to North Carolina income tax.



     VIRGINIA TAX CONSIDERATIONS. Subject to the provisions discussed below, dividends paid to shareholders by the Virginia Municipal Money Market Portfolio and derived from interest on obligations of the Commonwealth of Virginia or of any political subdivision or instrumentality of the Commonwealth or derived from interest or dividends on obligations of the United States excludable from Virginia taxable income under the laws of the United States, which obligations are issued in the exercise of the borrowing power of the Commonwealth or the United States and are backed by the full faith and credit of the Commonwealth or the United States ("Virginia or U.S. Obligations"), will be exempt from the Virginia income tax. Dividends paid to shareholders by the Portfolio and derived from interest on debt obligations of certain territories and possessions of the United States (those issued by Puerto Rico, the Virgin Islands and Guam) will be exempt from the Virginia income tax. To the extent a portion of the dividends are derived from interest on debt obligations other than those described above, such portion will be subject to the Virginia income tax even though it may be excludable from gross income for Federal income tax purposes.


     Generally, dividends distributed to shareholders by the Portfolio and derived from capital gains from the disposition of Virginia or U.S. Obligations will be taxable to the shareholders. To the extent any portion of the dividends are derived from taxable interest for Virginia purposes or from net short-term capital gains, such portion will be taxable to the shareholders as ordinary income. The character of long-term capital gains realized and distributed by the Portfolio will flow through to its shareholders regardless of how long the shareholders have held their shares. Capital gains distributed to shareholders derived from Virginia obligations issued pursuant to special Virginia enabling legislation which provides a specific exemption for such gains will be exempt from Virginia income tax. Generally, interest on indebtedness incurred by shareholders to purchase or carry shares of the Portfolio will not be deductible for Virginia income tax purposes.

     As a regulated investment company, the Portfolio may distribute dividends that are exempt from the Virginia income tax to its shareholders if the Portfolio satisfies all requirements for conduit treatment under Federal law and, at the close of each quarter of its taxable year, at least 50% of the value of its total assets consists of obligations the interest on which is exempt from taxation under Federal law. The Portfolio intends to qualify under the above requirements so that it can distribute Virginia exempt interest dividends. If the Portfolio fails to qualify, no part of its dividends will be exempt from the Virginia income tax.

     When taxable income of a regulated investment company is commingled with exempt income, all distributions of the income are presumed taxable to the shareholders unless the portion of income that is exempt from Virginia income tax can be determined with reasonable certainty and substantiated. Generally, this determination must be made for each distribution to each shareholder. The Virginia Department of Taxation has adopted a policy, however, of allowing shareholders to exclude from their Virginia taxable income the exempt portion of distributions from a regulated investment company even though the shareholders receive distributions monthly but receive reports substantiating the exempt portion of such distributions at less frequent intervals. Accordingly, if the Portfolio receives taxable income, the Portfolio must determine the portion of income that is exempt from Virginia income tax and provide such information to the shareholders in accordance with the foregoing so that the shareholders may exclude from Virginia taxable income the exempt portion of the distribution from the Portfolio.

     The foregoing is only a summary of some of the important Virginia income tax considerations generally affecting the shareholders, and does not address any Virginia taxes other than the income tax. This discussion is not intended as a substitute for careful planning. Potential investors in the Portfolio should consult their tax advisers with specific reference to their own tax situations.


     NEW JERSEY TAX CONSIDERATIONS. It is anticipated that substantially all dividends paid by the New Jersey Municipal Money Market Portfolio will not be subject to New Jersey personal income tax. In accordance with the provisions of New Jersey law as currently in effect, distributions paid by a "qualified investment fund" will not be subject to the New Jersey personal income tax to the extent that the distributions are attributable to income received as interest or gain from New Jersey Municipal Obligations, or as interest or gain from direct U.S. Government obligations. Distributions by a qualified investment fund that are attributable to most other sources will be subject to the New Jersey personal income tax. If the New Jersey Municipal Money Market Portfolio qualifies as a qualified investment fund under New Jersey law, any gain on the redemption or sale of the Portfolio's shares will not be subject to the New Jersey personal income tax. To be classified as a qualified investment fund, at least 80% of the Portfolio's investments must consist of New Jersey Municipal Obligations or direct U.S. Government obligations; it must have no investments other than interest-bearing obligations, obligations issued at a discount, and cash and cash items (including receivables); and it must satisfy certain reporting obligations and provide certain information to its shareholders. Shares of the Portfolio are not subject to property taxation by New Jersey or its political subdivisions. To the extent that a shareholder is subject to state or local taxes outside New Jersey, dividends earned by an investment in the New Jersey Municipal Money Market Portfolio may represent taxable income.



     The New Jersey personal income tax is not applicable to corporations. For all corporations subject to the New Jersey Corporation Business Tax, dividends and distributions from a "qualified investment fund" are included in the net income tax base for purposes of computing the Corporation Business Tax. Furthermore, any gain upon the redemption or sale of shares by a corporate shareholder is also included in the net income tax base for purposes of computing the Corporation Business Tax.



     The foregoing is only a summary of certain New Jersey tax considerations generally affecting the Portfolio and its shareholders, and is not intended as a substitute for careful tax planning. Shareholders are urged to consult their tax advisers with specific reference to their own tax situations.

DESCRIPTION OF SHARES
--------------------------------------------------------------------------------


     The Fund was organized as a Massachusetts business trust on December 22, 1988 and is registered under the 1940 Act as an open-end management investment company. The Declaration of Trust authorizes the Board of Trustees to classify and reclassify any unissued shares into one or more classes of shares. Pursuant to such authority, the Board of Trustees has authorized the issuance of an unlimited number of shares in each of 97 classes (19 classes of "Series B Investor Shares" and 26 classes each of "Service Shares," "Series A Investor Shares" and "Institutional Shares") representing interests in each of the Fund's investment portfolios. This Prospectus describes eight Portfolios of the Fund which, except for the Ohio, Pennsylvania, North Carolina, Virginia and New Jersey Municipal Money Market Portfolios, are classified as diversified companies under the 1940 Act. The Money Market, Municipal Money Market and Government Money Market Portfolios were each established with only one class of shares. In each case, the original class of shares was available to all investors until the subsequent establishment of multiple classes in the Portfolio. In addition, the Board of Trustees has also authorized the issuance of additional classes of shares representing interests in other investment portfolios of the Fund. For information regarding these other portfolios, contact the Distributor by phone at (800) 998-7633 or at the address listed in "Purchase and Redemption of Shares--Distributor."


     Each share of an investment portfolio has a par value of $.001, represents an equal proportionate interest in the particular portfolio and is entitled to such dividends and distributions earned on such portfolio's assets as are declared in the discretion of the Board of Trustees. The Fund's shareholders are entitled to one vote for each full share held and proportionate fractional votes for fractional shares held, and will vote in the aggregate and not by class, except where otherwise required by law or when the Board of Trustees determines that the matter to be voted upon affects only the interests of the shareholders of a particular class or investment portfolio. Under Massachusetts law, the Fund's state of organization, and the Fund's Declaration of Trust and Code of Regulations, the Fund is not required and does not currently intend to hold annual meetings of shareholders for the election of trustees (except as required under the 1940 Act). For a further discussion of the voting rights of shareholders, see "Additional Information Concerning Shares" in the Statement of Additional Information.

     Holders of Service Shares bear the fees described under "Management--Shareholder Servicing" that are paid to Institutions under the Fund's Service Plan. Similarly, holders of a Portfolio's Series A Investor Shares and Series B Investor Shares (collectively, "Investor Shares") will bear the payments described in the prospectus for such shares that are paid under the Fund's Distribution and Service Plan and Series B Distribution Plan, respectively (collectively, the "Distribution Plans"). Under the Distribution Plans, the Distributor is entitled to payments by each Portfolio for: (i) direct out-of-pocket promotional expenses incurred in connection with advertising and marketing Investor Shares; and (ii) payments to broker/dealers that are not affiliated with the Distributor ("Service Organizations") for distribution assistance such as advertising and marketing of Investor Shares. In addition, payments under the Series B Distribution Plan will be used to pay for or finance sales commissions and other fees payable to Service Organizations and other broker/dealers who sell Series B Investor Shares. Service Organizations may also provide support services such as establishing and maintaining accounts and records relating to shareholders of Investor Shares for whom the Service Organizations are the dealer of record or holder of record for shareholders with whom the Service Organizations have a servicing relationship. The Distribution and Service Plan provides for payments to the Distributor at an annual rate not to exceed .55% of the average daily net asset value of each Portfolio's outstanding Series A Investor Shares. The Series B Distribution Plan provides for payments to the Distributor at an annual rate not to exceed .75% of the average daily net asset value of each Portfolio's outstanding Series B Investor Shares. In addition, holders of Series B Investor Shares bear the expense of fees described in the prospectus for such shares that are paid under the Fund's Series B Service Plan. Payments under the Series B Service Plan will cover expenses relating to the support services provided to the beneficial owners of Series B Investor Shares by certain Service Organizations and sometimes by the Distributor. Such services are intended to supplement the services provided by the Fund's Administrators and transfer agent. In consideration for payments aggregating up to .25% (on an annualized basis) of the average daily net asset value of Series B Investor Shares owned beneficially by their customers, Service Organizations and the Distributor may provide one or more of the following services to such customers: establishing and maintaining accounts and records relating to customers that invest in Series B Shares; processing dividend and distribution payments from the Fund on behalf of customers; arranging for bank wires; providing sub-accounting with respect to Series B Shares beneficially owned by customers or the information necessary for sub-accounting; forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; assisting in processing purchase, exchange and redemption requests from customers and in placing such orders with the Fund's service contractors; assisting customers in changing dividend options, account designations and addresses; providing customers with a service that invests the assets of their accounts in Series B Shares pursuant to specific or preauthorized instructions; providing information periodically to customers showing their positions in Series B Shares and integrating such statements with those of other transactions and balances in customers' other accounts with the Service Organization; responding to customer inquiries relating to the services performed by the Service Organization or the Distributor; responding to customer inquiries concerning their investments in Series B Shares; and providing other similar shareholder liaison services. Institutional Shares bear no shareholder servicing or distribution fees. As a result of these different fees, the net yields on the Fund's Institutional Shares will generally be higher than those on the Fund's Service Shares, the net yields on the Fund's Service Shares will generally be higher than those on the Fund's Series A Investor Shares, and the net yields on the Fund's Series A Investor Shares will generally be higher than those on the Fund's Series B Investor Shares if payments by the Portfolios under the Service Plan, the Distribution and Service Plan, the Series B Distribution Plan and the Series B Service Plan are made at the maximum rates. Standardized yield quotations will be computed separately for each class of Shares. Series A Investor Shares of the Portfolios are exchangeable at the option of the holder for Series A Investor Shares in another money market Portfolio and for Series A or Series B Investor Shares in the Fund's non-money market investment portfolios. Series B Investor Shares of the Money Market Portfolio may only be exchanged for Series B Investor Shares of the Fund's non-money market portfolios.


     On April 30, 1995, PNC Bank held of record approximately 76% of the Fund's outstanding shares, and may be deemed a controlling person of the Fund under the 1940 Act. PNC Bank is a subsidiary of PNC Bank Corp., a multi-bank holding company.


     THIS PROSPECTUS RELATES PRIMARILY TO THE FUND'S SERVICE SHARES AND DESCRIBES ONLY THE INVESTMENT OBJECTIVES, POLICIES, OPERATIONS, CONTRACTS AND OTHER MATTERS PERTAINING TO THE SERVICE SHARES.

PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

     From time to time each Portfolio may advertise its "yield" and "effective yield" for Service Shares. Both yield figures are based on historical earnings and are not intended to indicate future performance. "Yield" refers to the income generated by an investment in a Portfolio's Service Shares over a seven-day period (which period will be stated in the advertisement). This income is then "annualized." That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. "Effective yield" is calculated similarly but, when annualized, the income earned by an investment in a Portfolio's Service Shares is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment. A Municipal Portfolio's "tax-equivalent yield" may also be quoted from time to time for Service Shares of a Municipal Portfolio, which shows the level of taxable yield needed to produce an after-tax equivalent to such Portfolio's tax-free yield for Service Shares. This is done by increasing such Portfolio's yield for Service Shares (calculated as above) by the amount necessary to reflect the payment of Federal (and state and local for the Ohio, Pennsylvania, North Carolina, Virginia and New Jersey Municipal Money Market Portfolios) income tax at a stated tax rate.


     Performance data for Service Shares of a Portfolio may be compared to that of other mutual funds with similar investment objectives and to other relevant indexes or to ratings or rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. In addition, certain indexes may be used to illustrate historic performance of select asset classes. For example, the yield of Service Shares of a Portfolio may be compared to data prepared by Lipper Analytical Services, Inc., CDA Investment Technologies, Inc. and Weisenberger Investment Company Service. Performance information may also include evaluations of the Portfolios published by nationally recognized ranking services and information as reported by financial publications such as Business Week, Fortune, Institutional Investor, Money Magazine, Forbes, Barron's, The Wall Street Journal and The New York Times, or in publications of a local or regional nature, may also be used in comparing the performance of Service Shares of a Portfolio.

     The yield of any investment is generally a function of portfolio quality and maturities, type of investment and operating expenses. The yields on Service Shares will fluctuate and are not necessarily representative of future results. Any fees charged by Institutions directly to their Customers in connection with investments in Service Shares are not reflected in the yields of the Service Shares, and such fees, if charged, will reduce the actual return received by such Customers on their investments.

REPORTS AND INQUIRIES

     Shareholders will receive unaudited semi-annual financial statements and annual financial statements audited by independent accountants. Shareholder inquiries should be addressed to the Fund c/o PFPC, P.O. Box 8950, Wilmington, Delaware 19885-9628, toll-free (800) 441-7762 (in Delaware call collect (302) 791-1111).

                                *      *      *

-----------------------------------------------------
-----------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, OR IN THE STATEMENT OF ADDITIONAL INFORMATION INCORPORATED HEREIN BY REFERENCE, IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND OR ITS DISTRIBUTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING BY THE FUND OR BY THE DISTRIBUTOR IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

                            ------------------------
                               TABLE OF CONTENTS


                                                  Page
                                                  ----
Expense Table....................................   2
Financial Highlights.............................   3
Investment Policies..............................  10
Investment Limitations...........................  19
Purchase and Redemption of Shares................  21
Net Asset Value..................................  23
Management.......................................  23
Dividends and Distributions......................  26
Taxes............................................  27
Description of Shares............................  31
Performance Information..........................  32
Reports and Inquiries............................  33


INVESTMENT ADVISER
PNC Institutional Management Corporation
Wilmington, Delaware

SUB-ADVISER AND CUSTODIAN
PNC Bank, National Association
Philadelphia, Pennsylvania

CO-ADMINISTRATOR AND TRANSFER AGENT
PFPC Inc.
Wilmington, Delaware

CO-ADMINISTRATOR
Provident Distributors, Inc.
Radnor, Pennsylvania

DISTRIBUTOR
Provident Distributors, Inc.
Radnor, Pennsylvania

COUNSEL
Drinker Biddle & Reath
Philadelphia, Pennsylvania

INDEPENDENT ACCOUNTANTS
Coopers & Lybrand, L.L.P.
Philadelphia, Pennsylvania


PNCS-P-001

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                                   THE MONEY
                                     MARKET
                                   PORTFOLIOS

                                 SERVICE CLASS
PROSPECTUS
MONEY MARKET PORTFOLIO
-----------------------------------------------------

MUNICIPAL
MONEY MARKET PORTFOLIO
-----------------------------------------------------

GOVERNMENT
MONEY MARKET PORTFOLIO
-----------------------------------------------------

OHIO MUNICIPAL
MONEY MARKET PORTFOLIO
-----------------------------------------------------

PENNSYLVANIA MUNICIPAL
MONEY MARKET PORTFOLIO
-----------------------------------------------------

NORTH CAROLINA MUNICIPAL
MONEY MARKET PORTFOLIO
-----------------------------------------------------

VIRGINIA MUNICIPAL
MONEY MARKET PORTFOLIO
-----------------------------------------------------


NEW JERSEY
MUNICIPAL MONEY MARKET PORTFOLIO

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JULY 24, 1995

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